Exhibit 2(b)(6)

DESARROLLADORA HOMEX, S.A.B. DE C.V.,

The SUBSIDIARY GUARANTORS Party Hereto

AND

THE BANK OF NEW YORK MELLON,

as TRUSTEE

9.750% SENIOR GUARANTEED NOTES DUE 2020

INDENTURE

Dated as of February 7, 2012

(continued)

(continued)

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EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF CERTIFICATE FOR TRANSFER TO QIB

EXHIBIT C	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S

EXHIBIT D	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144

EXHIBIT E	FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL NOTE GUARANTEE

INDENTURE, dated as of February 7, 2012, between Desarrolladora Homex, S.A.B. de C.V., a limited liability public company with variable capital (sociedad anónima bursátil de capital variable) organized and existing under the laws of the United Mexican States (the “Company”), the Subsidiary Guarantors party hereto, and The Bank of New York Mellon (the “Trustee”), as Trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 9.750% Senior Guaranteed Notes due March 25, 2020 issued hereunder.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                                    Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person.  Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning assigned to it in Section 3.21.

“Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.

“Additional Note Guarantee” has the meaning assigned to it in Section 10.5.

“Additional Subsidiary Guarantor” has the meaning assigned to it in Section 10.5.

“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company, each Subsidiary Guarantor and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.

“Additional Notes” means the Company’s 9.750% Senior Guaranteed Notes due March 25, 2020 originally issued after the Issue Date pursuant to Section 2.13, including any replacement Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent Members” has the meaning assigned to it in Section 2.6(b).

“Asset Acquisition” means:

(a)                                 an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary, or will be merged with or into the Company or any Restricted Subsidiary;

(b)                                 the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(c)                                  any Revocation with respect to an Unrestricted Subsidiary.

“Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a “disposition”) by the Company or any Restricted Subsidiary of:

(a)                                 any Capital Stock of any Restricted Subsidiary (but not Capital Stock of the Company); or

(b)                                 any property or assets (other than cash or Cash Equivalents or Capital Stock of the Company) of the Company or any Restricted Subsidiary.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)                                 the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Section 4.1;

(2)                                 sales of homes and land in the ordinary course of business;

(3)                                 land, infrastructure and other properties donated to communities in connection with construction and development of housing complexes by the Company or its Restricted Subsidiaries in the ordinary course of business consistent with past practice;

(4)                                 sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps of real estate, for the development of the Company’s or any of its Restricted Subsidiaries’ projects in the ordinary course of business;

(5)                                 sales, leases, sale-leasebacks or other dispositions of amenities, model homes and other improvements at the Company’s or its Restricted Subsidiaries’ projects in the ordinary course of business;

(6)                                 for purposes of Section 3.12 only, the making of a Restricted Payment permitted under Section 3.11 or any Permitted Investment;

(7)                                 a disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition;

(8)                                 any single transaction or series of related transactions that involves assets or Capital Stock of a Restricted Subsidiary having a Fair Market Value of less than US$5 million;

(9)                                 a transfer of assets between or among the Company and any of its Restricted Subsidiaries;

(10)                          an issuance or sale of Capital Stock by a Restricted Subsidiary of the Company to the Company or any of its Restricted Subsidiaries;

(11)                          a disposition of accounts receivable in connection with a Receivables Transaction;

(12)                          any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties in the ordinary course of business;

(13)                          any sale of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien in the ordinary course of business; and

(14)                          the good faith surrender or waiver of contract rights, tort claims or statutory rights in connection with a settlement.

“Asset Sale Offer” has the meaning assigned to it in Section 3.12.

“Asset Sale Offer Amount” has the meaning assigned to it in Section 3.12.

“Asset Sale Offer Notice” means notice of an Asset Sale Offer made pursuant to Section 3.12, which shall be given to each record Holder in accordance with Section 11.1 as shown on the Note Register within 20 days following the 365th day after the receipt of Net Cash Proceeds of any Asset Sale, with a copy to the Trustee which notice shall govern the terms of the Asset Sale Offer, and shall state:

(1)                                 that an Asset Sale has occurred the circumstances of the Asset Sale or Sales, the Net Cash Proceeds of which are included in the Asset Sale Offer, that an Asset Sale Offer is being made pursuant to Section 3.12, and that all Notes that are timely tendered will be accepted for payment;

(2)                                 the Asset Sale Offer Amount and the Asset Sale Offer Payment Date;

(3)                                 that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

(4)                                 that, unless the Company defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Offer Payment Date;

(5)                                 that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;

(6)                                 that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Offer Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

(7)                                 that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be US$1,000 or an integral multiple thereof;

(8)                                 that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to US$1,000 or an integral multiple thereof;

(9)                                 that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

(10)                          any other information reasonably necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.12.

“Asset Sale Offer Payment Date” shall be a Business Day no earlier than 30 days nor later than 60 days from the date the Asset Sale Offer Notice is given to the Holders (other than as may be required by law).

“Asset Sale Transaction” means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock, (2) any Designation with respect to an Unrestricted Subsidiary and (3) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (2) of that definition.

“Authenticating Agent” has the meaning assigned to it in Section 2.2(d).

“Authorized Agent” has the meaning assigned to it in Section 11.7(c).

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors, including the Mexican Ley de Concursos Mercantiles.

“Bankruptcy Law Event of Default” means:

(1)                                 the entry by a court of competent jurisdiction of:  (i) a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging any Bankruptcy Party a bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, concurso mercantil, quiebra, arrangement, adjustment or composition of, or in respect of, any Bankruptcy Party under any Bankruptcy Law, (C) appointing a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party, or (D) ordering the winding-up or liquidation of the affairs of any Bankruptcy Party, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

(2)                                 (i) the commencement by any Bankruptcy Party of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by any Bankruptcy Party to the entry of a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any Bankruptcy Party, (iii) the filing by any Bankruptcy Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by any Bankruptcy Party to the filing of such petition or to the appointment of or taking possession by a Custodian of any Bankruptcy Party or of any substantial part of the Property of any Bankruptcy Party, (v) the making by any Bankruptcy Party of an assignment for the benefit of creditors, (vi) the admission by any Bankruptcy Party in writing of its inability to pay its debts generally as they become due, or (vii) the approval by stockholders of any Bankruptcy Party of any plan or proposal for the liquidation or dissolution of any Bankruptcy Party, or (viii) the taking of corporate action by any Bankruptcy Party in furtherance of any action referred to in clauses (i) — (vii) above.

“Bankruptcy Party” means the Company or any of its Restricted Subsidiaries.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City or Mexico.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under MFRS.  For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with MFRS.

“Capital Stock” means:

(1)                                 with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)                                 with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3)                                 any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Cash Equivalents” means:

(1)                                 marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)                                 Certificados de la Tesoreria de la Federación (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes), in each case, issued by the government of Mexico and maturing not later than one year after the acquisition thereof;

(3)                                 marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Fitch or Moody’s or any successor thereto;

(4)                                 commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least F-1 from Fitch or at least P-1 from Moody’s;

(5)                                 demand deposits, certificates of deposit, time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by (a) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, (b) any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than US$500 million, or (c) in the case of Mexican peso deposits, any of the five top-rated banks (as evaluated by an internationally recognized rating agency) organized under the laws of Mexico;

(6)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (5) above; and

(7)                                 investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (1) through (6) above.

“Certificated Note” means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                 any Person or Group other than the Permitted Holders is or becomes the beneficial owner (as defined below), directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company (including a Surviving Entity, if applicable);

(2)                                 during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(3)                                 the Company consolidates with, or merges with or into, another Person, or the Company sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, determined on a consolidated basis, to any Person, other than a transaction where the Person or Persons that, immediately prior to such transaction “beneficially owned” the outstanding Voting Stock of the Company are, by virtue of such prior ownership, or Permitted Holders are, the “beneficial owners” in the aggregate of a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee person (or if such surviving or transferee Person is a direct or indirect wholly-owned subsidiary of another Person, such Person who is the ultimate parent entity), in each case whether or not such transaction is otherwise in compliance with this Indenture; or

(4)                                 the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the provisions of this Indenture.

For purposes of this definition:

(a)                                 “beneficial owner” shall have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group shall be deemed to have “beneficial ownership” of all securities that such Person or Group has the right to acquire, whether such right is exercisable immediately, only after the passage of time or, except in the case of the Permitted Holders, upon the occurrence of a subsequent condition.

(b)                                 “Person” and “Group” shall have the meanings for “person” and “group” as used in Sections 13(d) and 14(d) of the Exchange Act; and

(c)                                  the Permitted Holders or any other Person or Group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as the Permitted Holders or such other Person or Group, as the case may be, beneficially own, directly or indirectly, in the aggregate at least 50% of the voting power of the Voting Stock of the parent corporation and no other Person or Group beneficially owns an equal or greater amount of the Voting Stock of the parent corporation.

“Change of Control Notice” means notice of a Change of Control Offer made pursuant to Section 3.8, which shall be (i) mailed first-class, postage prepaid, to each record Holder as shown on the Note Register within 30 days following the date upon which a Change of Control occurred, with a copy to the Trustee, and (ii) published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), which notice shall govern the terms of the Change of Control Offer and shall state:

(1)                                 that a Change of Control has occurred, the circumstances or events causing such Change of Control and that a Change of Control Offer is being made pursuant to Section 3.8 , and that all Notes that are timely tendered will be accepted for payment;

(2)                                 the Change of Control Payment, and the Change of Control Payment Date;

(3)                                 that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

(4)                                 that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

(5)                                 that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

(7)                                 that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be US$1,000 or an integral multiple thereof;

(8)                                 that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to US$1,000 or an integral multiple thereof;

(9)                                 that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note;

(10)                          that, in the event that Holders of not less than 95% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company or third party purchases all of the Notes held by such Holders, the Company will have the right, upon prior notice, to redeem all of the Notes that remain outstanding in accordance with Section 3.8(e); and

(11)                          any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.8.

“Change of Control Offer” has the meaning assigned to it in Section 3.8.

“Change of Control Payment” has the meaning assigned to it in Section 3.8.

“Change of Control Payment Date” shall be a Business Day no earlier than 30 days nor later than 60 days subsequent to the date on which the Change of Control Notice is given to the Holders (other than as may be required by law);

“Clearstream Luxembourg” means Clearstream Banking, société anonyme, or the successor to its securities clearance and settlement operations.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials prices.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Surviving Entity.

“Company Order” has the meaning assigned to it in Section 2.2(c).

“Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income for such Person for such period, plus the following, without duplication, to the extent deducted or added in calculating such Consolidated Net Income:

(1)                                 Consolidated Income Tax Expense for such Person for such period;

(2)                                 Consolidated Interest Expense for such Person for such period;

(3)                                 Consolidated Non-cash Charges for such Person for such period;

(4)                                 net after-tax losses from Asset Sale Transactions or abandonments or reserves relating thereto for such period;

(5)                                 any income or loss from discontinued operations;

less (x) all non-cash credits and gains increasing Consolidated Net Income for such Person for such period, other than any items which represent the reversal in such period of any accrual of, or cash reserve for, anticipated charges in any prior period where such accrual or reserve is no longer required under MFRS and (y) all cash payments made by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

Notwithstanding the foregoing, the items specified in clauses (1) and (3) above for any Subsidiary (Restricted Subsidiary in the case of the Company) shall be added to Consolidated Net Income in calculating Consolidated EBITDA for any period:

(a)                                 in proportion to the percentage of the total Capital Stock of such Subsidiary (Restricted Subsidiary in the case of the Company) held directly or indirectly by such Person at the date of determination, and

(b)                                 to the extent that a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Subsidiary (Restricted Subsidiary in the case of the Company) pursuant to its charter and bylaws and each law, regulation, agreement or judgment applicable to such distribution.

“Consolidated Fixed Charge Coverage Ratio” means, for any Person as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the “Four Quarter Period”) to Consolidated Fixed Charges for such Person for such Four Quarter Period.  For purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:

(1)                                 the Incurrence or repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four Quarter Period; and

(2)                                 any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), including any Asset Sale Transaction or Asset Acquisition giving rise to the need to make such determination occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

(b)                                 if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination shall be deemed to have been in effect during the Four Quarter Period;

(c)                                  notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements;

(d)                                 interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with MFRS; and

(e)                                  for purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Fixed Charges” means, for any Person for any period, the sum, without duplication, of:

(1)                                 Consolidated Interest Expense for such Person for such period,

plus

(2)                                 the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person (other than dividends paid in Qualified Capital Stock) or any Subsidiary of such Person (Restricted Subsidiary in the case of the Company) paid, accrued or scheduled to be paid or accrued during such period, excluding dividend payments on Preferred Stock or Disqualified Capital Stock paid, accrued or scheduled to be paid to such Person or another Subsidiary (Restricted Subsidiary in the case of the Company).

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for U.S. federal, state, local and non-U.S. income taxes payable by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period as determined on a consolidated basis in accordance with MFRS.

“Consolidated Interest Expense” means, for any Person for any period, the sum of, without duplication determined on a consolidated basis in accordance with MFRS:

(1)                                 the aggregate of cash and non-cash interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period determined on a consolidated basis in accordance with MFRS, including, without limitation (whether or not interest expense in accordance with MFRS):

(a)                                 any amortization or accretion of debt discount or any interest paid on Indebtedness of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) in the form of additional Indebtedness,

(b)                                 any amortization of deferred financing costs,

(c)                                  the net costs under Hedging Obligations (but excluding amortization of fees),

(d)                                 all capitalized interest,

(e)                                  the interest portion of any deferred payment obligation,

(f)                                   commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers’ acceptances, and

(g)                                  any interest expense paid in respect of Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company); and

(2)                                 the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (after deducting (or adding) the portion of such net income (or loss) attributable to minority interests in Subsidiaries of such Person) for such period on a consolidated basis, determined in accordance with MFRS; provided, that there shall be excluded therefrom to the extent reflected in such aggregate net income (loss):

(1)                                 net after-tax gains or losses from Asset Sale Transactions or abandonments or reserves relating thereto;

(2)                                 net after-tax items classified as extraordinary gains or losses;

(3)                                 the net income (but not loss) of any Person, other than such Person and any Subsidiary of such Person (Restricted Subsidiary in the case of the Company); except that, solely for purposes of calculating Consolidated Net Income pursuant to Section 3.11(a)(3) only, Consolidated Net Income of the Company will include the Company’s proportionate share of the net income of:

(a)                                 any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary; or

(b)                                 a Surviving Entity prior to assuming the Company’s obligations under this Indenture and the Notes pursuant to Section 4.1;

(4)                                 the net income (but not loss) of any Subsidiary of such Person (Restricted Subsidiary in the case of the Company) to the extent that (and only so long as) a corresponding amount could not be distributed to such Person at the date of determination as a result of any restriction pursuant to the constituent documents of such Subsidiary (Restricted Subsidiary in the case of the Company) or any law, regulation, agreement or judgment applicable to any such distribution;

(5)                                 any increase (but not decrease) in net income attributable to minority interests in any Subsidiary (Restricted Subsidiary in the case of the Company);

(6)                                 any gain (or loss) from foreign exchange translation or change in net monetary position;

(7)                                 any gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness and Hedging Obligations; and

(8)                                 the cumulative effect of changes in accounting principles.

“Consolidated Net Worth” means, for any Person at any time, the consolidated stockholders’ equity of such Person at such time, determined on a consolidated basis in accordance with MFRS, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Consolidated Non-cash Charges” means, for any Person for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period, determined on a consolidated basis in accordance with MFRS (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).

“Consolidated Tangible Assets” means, for any Person at any time, the total consolidated assets of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) as set forth on the balance sheet as of the most recent fiscal quarter of such Person, prepared in accordance with MFRS, less (i) Intangible Assets and (ii) any assets securing Non-Recourse Indebtedness.

“Consolidated Tangible Net Worth” means, for any Person at any time, the Consolidated Net Worth of such Person at such time, less the amount of Intangible Assets reflected on the consolidated balance sheet of such Person at such time.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, 4 East, New York, NY 10286, Fax (212) 815-5603/5305, Attention: Global Finance Americas, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning assigned to it in Section 8.1(c).

“Credit Facilities” means one or more debt facilities, commercial paper facilities or Debt Issuances, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders or institutional investors providing for revolving credit loans, term loans, letters of credit or Debt Issuances, in each case, as amended, extended, renewed, restated, Refinanced (including, Refinancing with Debt Issuances), supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Custodian” means any receiver, trustee, assignee, liquidator, conciliador, síndico, sequestrator or similar official under any Bankruptcy Law.

“Debt Issuances” means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.

“Designation” and “Designation Amount” have the meanings set forth in Section 3.13.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the final maturity date of the Notes; provided, however, that any variable portion of the Company’s Capital Stock shall not constitute Disqualified Stock and any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if:

(1)                                 the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Section 3.8 and Section 3.12; and

(2)                                 any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Capital Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.  The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined hereunder; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Distribution Compliance Period” means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in

Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

“Equity Offering” has the meaning set forth under Section 5 of Exhibit A.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

“Event of Default” has the meaning assigned to it in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means, with respect to any asset, the price (after deducting any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of the Company acting in good faith, and will be evidenced by a Board Resolution.

“Fitch” means Fitch’s Ratings Services and its successors and assigns.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio above.

“Global Note” means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

(1)                                 to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided, that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.  “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means with respect to any Person, without duplication:

(1)                                 the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2)                                 the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all Capitalized Lease Obligations of such Person;

(4)                                 all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)                                 all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

(6)                                 Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (10) below;

(7)                                 all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

(8)                                 all obligations under Hedging Obligations of such Person;

(9)                                 to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to any Receivables Transaction; and

(10)                          all Disqualified Capital Stock issued by such Person.

For the avoidance of doubt, the recognition and acknowledgement by the Company or any Restricted Subsidiary of its obligation to make payment of a trade payable arising in the ordinary course of business to a bank following the sale and assignment thereof pursuant to the terms of Supplier Factoring Facilities shall not be Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time, including the Exhibits hereto.

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of internationally recognized standing that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“INFONAVIT” means the Mexican Instituto del Fondo Nacional de la Vivienda para los Trabajadores, the Mexican National Workers’ Housing Fund Institute.

“Intangible Assets” means with respect to any Person all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with MFRS.

“Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Investment” means, with respect to any Person, any:

(1)                                 direct or indirect loan, advance or other extension of credit (including, without limitation, a Guarantee) to any other Person,

(2)                                 capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) any other Person, or

(3)                                 any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

“Investment” will exclude accounts receivable or deposits arising in the ordinary course of business.  “Invest,” “Investing” and “Invested” will have corresponding meanings.

For purposes of Section 3.11, the Company shall be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which shall be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such Designation.  Any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market

Value at the time of such transfer.  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

“Investment Grade Rating” means a rating equal to or higher than (i) Baa3 (or the equivalent) by Moody’s or (ii) BBB- (or the equivalent) by Fitch, or, if either such entity ceases to rate the Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Return” means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted Subsidiary:

(1)                                 the proceeds in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary upon the sale, liquidation or repayment of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted Subsidiary in respect of such Guarantee;

(2)                                 in the case of the Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:

(a)                                 the Company’s Investment in such Unrestricted Subsidiary at the time of such Revocation;

(b)                                 that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company’s equity interest in such Unrestricted Subsidiary at the time of Revocation; and

(c)                                  the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and

(3)                                 in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, the Fair Market Value of the Investment of the Company and its Restricted Subsidiaries in such Person, in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment under Section 3.11 less the amount of any previous Investment Return in respect of such Investment.

“Issue Date” means February 7, 2012.

“Issue Date Notes” means the US$400,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.

“Legal Defeasance” has the meaning assigned to it in Section 8.1(b).

“Legal Holiday” has the meaning assigned to it in Section 11.6.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that the lessee in respect of a Capitalized Lease Obligation or Sale and Leaseback Transaction will be deemed to have Incurred a Lien on the property leased thereunder.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Paying Agent” means The Bank of New York Mellon (Luxembourg) S.A. until such party resigns or is removed by the Company from such role, provided that, if such party is replaced by a successor in accordance with the terms of this Indenture, “Luxembourg Paying Agent” shall thereafter mean such successor.

“MFRS” means Mexican Financial Reporting Standards that are in effect from time to time; provided that, if at any time after the Issue Date the Company prepares its financial statements in accordance with IFRS in lieu of MFRS, the Company may, by giving written notice thereof to the Trustee, elect to apply IFRS in lieu of MFRS and, upon any such election references herein to “MFRS” shall thereafter be construed to mean IFRS as in effect from time to time.

“Maturity Date” means March 25, 2020.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1)                                 reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)                                 taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)                                 repayment of Indebtedness secured by a Lien permitted under this Indenture that is required to be repaid in connection with such Asset Sale; and

(4)                                 appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with MFRS, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Indebtedness.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition or construction of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

“Note Guarantee” means the guarantee of the Company’s Obligations under this Indenture and the Notes by a Subsidiary Guarantor pursuant to Article X.

“Note Register” has the meaning assigned to it in Section 2.3(a).

“Notes” means any of the Company’s 9.750% Senior Guaranteed Notes due March 25, 2020 issued and authenticated pursuant to this Indenture. The term “Notes” shall refer to all Issue Date Notes and any Additional Notes, as applicable.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees, this Indenture.

“Officer” means, when used in connection with any action to be taken by the Company or a Subsidiary Guarantor, as the case may be, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary of the Company or such Subsidiary Guarantor, as the case may be, or any other representative with full power and authority to represent and act on behalf of the Company or such Subsidiary Guarantor, as the case may be.

“Officers’ Certificate” means, when used in connection with any action to be taken by the Company or a Subsidiary Guarantor, as the case may be, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company or such Subsidiary Guarantor, as the case may be and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company (except as otherwise provided in this Indenture) and which opinion shall be reasonably acceptable to the Trustee.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)                                     Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)                                  Notes, or portions thereof, for the payment, redemption or, in the case of an Asset Sale Offer or Change of Control Offer, purchase of which money in the necessary amount has been theretofor deposited with the Trustee or any Paying Agent (other than the Company, a Subsidiary Guarantor or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company, a Subsidiary Guarantor or an Affiliate of the Company (if the Company, a Subsidiary Guarantor or such Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)                               Notes which have been surrendered pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

(iv)                              solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” has the meaning assigned to it in Section 2.3(a).

“Permitted Acquisition Indebtedness” means Indebtedness of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness was Indebtedness of (i) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that was merged or amalgamated into the Company or a Restricted Subsidiary, provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged and amalgamated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) the Company, would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to Section 3.9(a), or (b) the Consolidated Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries would be greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction.

“Permitted Business” means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business ancillary or complementary thereto.

“Permitted Holders” means (i) any member of the Board of Directors of the Company on the Issue Date, (ii) a parent, brother or sister of any of the individuals named in clause (i), (iii) the spouse or a former spouse of any individual named in clause (i) or (ii), (iv) the lineal descendants of any person named in clauses (i) through (iii) and the spouse or a former spouse of any such lineal descendant, (v) the estate or any guardian, custodian or other legal representative of any individual named in clauses (i) through (iv), (vi) any trust established principally for the benefit of any one or more of the individuals named in clauses (i) through (v), and (vii) any Person in which a majority of the equity interests are owned, directly or indirectly, by any one or more of the Persons named in clauses (i) through (vi).

“Permitted Indebtedness” has the meaning set forth in Section 3.9.

“Permitted Investments” means:

(1)                                 Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary, except for a Guarantee of Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor;

(2)                                 Investments by any Restricted Subsidiary in the Company;

(3)                                 Investments in cash and Cash Equivalents;

(4)                                 any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

(5)                                 Investments permitted pursuant to Section 3.17(b)(2) and Section 3.17(b)(5);

(6)                                 Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(7)                                 Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale under Section 3.12.

(8)                                 Investments in the form of Hedging Obligations permitted under Section 3.9(b)(5);

(9)                                 Investments in a Person engaged in a Permitted Business not to exceed 10% of Consolidated Tangible Assets of the Company and its Restricted Subsidiaries at any one time outstanding;

(10)                          receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(11)                          payroll, travel, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(12)                          loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(13)                          cash deposits with banks made in the ordinary course of business of the Company and its Restricted Subsidiaries, consistent with past practice, to secure payment of trade payables under Supplier Factoring Facilities;

(14)                          Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(15)                          Investments in a Receivables Entity in connection with a Receivables Transaction; provided that such Investment in any such Person is in the form of any equity interest or interests in receivables and related assets generated by the Company or any Restricted Subsidiary and transferred to such Person in connection with a Receivables Transaction; and

(16)                          any receivables or loans taken by the Company or its Restricted Subsidiaries in connection with the sale of homes, land, amenities and other improvements in the ordinary course of business consistent with past practice.

provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to, one or more of the above clauses (1) through (16) so that the entire Investment would be Permitted Investment.

“Permitted Liens” means any of the following:

(1)                                 statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

(2)                                 Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3)                                 Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4)                                 Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(5)                                 Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off;

(6)                                 Liens securing Hedging Obligations that relate to Indebtedness that is Incurred in accordance with Section 3.9 and that are secured by the same assets as secure such Hedging Obligations;

(7)                                 Liens existing on the Issue Date and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness below which has been secured by a Lien permitted under Section 3.16 (other than pursuant to clauses (9) or (10) below) and which Indebtedness has been Incurred in accordance with Section 3.9; provided, that such new Liens:

(a)                                 are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

(b)                                 do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

(8)                                 Liens securing Acquired Indebtedness Incurred in accordance with Section 3.9 not incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided, that

(a)                                 such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and

(b)                                 such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

(9)                                 purchase money Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations Incurred to finance the acquisition or leasing of property of the Company or a Restricted Subsidiary used in a Permitted Business; provided, that:

(a)                                 the related Purchase Money Indebtedness does not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired, and

(b)                                 the Lien securing such Indebtedness will be created within 365 days of such acquisition;

(10)                          Liens securing an amount of Indebtedness under Credit Facilities outstanding at any one time not to exceed the greater of (x) US$100 million and (y) 10% of the Consolidated Tangible Assets of the Company at such time;

(11)                          any pledge or deposit of cash or property in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements required by municipalities or other governmental authorities in the ordinary course of business;

(12)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(13)                          Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry and incurred in the ordinary course of business securing Indebtedness under Hedging Obligation and forward contracts, options, futures contracts, futures options or similar agreements or arrangement designed to protect the Company and its Restricted Subsidiaries from fluctuations in the price of commodities;

(14)                          Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with MFRS has been made therefor;

(15)                          licenses of intellectual property in the ordinary course of business;

(16)                          Liens to secure a defeasance trust;

(17)                          easements, rights of way, zoning and similar restrictions, reservations, restrictions or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Restricted Subsidiaries) or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(18)                          Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(19)                          judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(20)                          Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary; or

(21)                          Liens on accounts receivable or related assets incurred in connection with a Receivables Transaction.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Private Placement Legend” has the meaning assigned to it in Section 2.7(c).

“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

“Rating Agencies” means Fitch and Moody’s.

“Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

“Receivables Entity” means a Person in which the Company or any Restricted Subsidiary makes an Investment and:

(1)                                 to which the Company or any Restricted Subsidiary transfers receivables and related assets in connection with a Receivables Transaction;

(2)                                 which engages in no activities other than in connection with the Receivables Transaction;

(3)                                 no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)                                 is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)                                 is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c)                                  subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(4)                                 with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables; and

(5)                                 to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Transaction” means any securitization, factoring, discounting or similar financing transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to any Person (including a Receivables Entity), or may grant a security interest in, any receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitization, factoring or discounting involving receivables.

“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of a Receivables Transaction on any date of determination that would be characterized as principal if such Receivables Transaction were structured as a secured lending transaction rather than a purchase.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part.  “Refinanced” and “Refinancing” will have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance any other Indebtedness of the Company or a Restricted Subsidiary so long as:

(1)                                 the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing);

(2)                                 such new Indebtedness has:

(a)                                 a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and

(b)                                 a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced; and

(3)                                 if the Indebtedness being Refinanced is:

(a)                                 Indebtedness of the Company, then such Refinancing Indebtedness will be Indebtedness of the Company and/or a Subsidiary Guarantor,

(b)                                 Indebtedness of a Subsidiary Guarantor, then such Refinancing Indebtedness will be Indebtedness of the Company and/or such Subsidiary Guarantor, and

(c)                                  Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Notes or the relevant Note Guarantee, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” has the meaning assigned to it in Section 2.3(a).

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Regulation S Global Note” has the meaning assigned to it in Section 2.1(e).

“Resale Restriction Termination Date” means, for any Restricted Note (or beneficial interest therein), one year (or such other period specified in Rule 144(d)) from the Issue Date or, if any Additional Notes that are Restricted Notes have been issued before the Resale Registration Termination Date for any Restricted Notes, from the latest such original issue date of such Additional Notes.

“Restricted Note” means any Issue Date Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act, until such time as:

(i)                                     the Resale Restriction Termination Date therefor has passed;

(ii)                                  such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or

(iii)                               the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.8(d) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

“Restricted Payment” has the meaning set forth in Section 3.11(a).

“Restricted Subsidiary” means any Subsidiary of the Company, which, at the time of determination, is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning set forth under Section 3.22(b).

“Revocation” has the meaning set forth under Section 3.13(b).

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

“Rule 144A Global Note” has the meaning assigned to it in Section 2.1(d).

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means the Notes and the Note Guarantees and any other Indebtedness of the Company or any Subsidiary Guarantor that ranks equal in right of payment with the Notes or the relevant Note Guarantee, as the case may be.

“Significant Subsidiary” means a Subsidiary of the Company constituting a “Significant Subsidiary” of the Company in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act in effect on the date hereof.

“Special Record Date” has the meaning assigned to it in Section 2.12(a).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary, which are reasonably customary in securitization of receivables transactions.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means, with respect to the Company or any Subsidiary Guarantor, any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be which is expressly subordinated in right of payment to the Notes or the relevant Note Guarantee, as the case may be.

“Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.

“Subsidiary Guarantor” means any Restricted Subsidiary which provides a Note Guarantee pursuant to this Indenture until such time as its Note Guarantee is released in accordance with this Indenture.

“Supplier Factoring Facilities” means supplier factoring facilities established by Mexican banks pursuant to (i) the Convenio Denominado Cadenas Productivas Para el Desarollo de Proveedores Por Medios Electrónicos or (ii) the AAA Homex Trust, Nacional Financiera, S.N.C., as trustee, established on May 12, 2003, or (iii) INFONAVIT, in each case as in effect on the Issue Date and as amended from time to time on terms similar to those in effect on the Issue Date, which provide for the sale and assignment from time to time by suppliers on a discounted basis of then existing trade payables of the Company and its Restricted Subsidiaries, and any similar supplier factoring facilities supplementing or replacing such existing facilities; provided that any funds disbursed under such facilities shall be solely in consideration for the sale and assignment of then existing trade payables of the Company and its Restricted Subsidiaries generated in the ordinary course of business.

“Surviving Entity” has the meaning assigned to it in Section 4.1(a).

“Taxes” has the meaning assigned to it in Section 3.21.

“Taxing Authority” has the meaning assigned to it in Section 3.21.

“TIA” or “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

“Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Subsidiary” means any Subsidiary of the Company Designated as such pursuant to Section 3.13.  Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of Section 3.13.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(1)                                 the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

(2)                                 the sum of the products obtained by multiplying:

(a)                                 the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b)                                 the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Subsidiary” means, for any Person, any Subsidiary (Restricted Subsidiary in the case of the Company) of which all the outstanding Capital Stock (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

Section 1.2                                    Incorporation by Reference of Trust Indenture Act.  If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Rules or Regulations of the SEC have the meanings assigned to them by such definitions.

Section 1.3                                    Rules of Construction.  Unless the context otherwise requires:

(1)         a term has the meaning assigned to it;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with MFRS;

(3)         “or” is not exclusive;

(4)         “including” means including without limitation;

(5)         words in the singular include the plural and words in the plural include the singular;

(6)         references to the payment of principal of the Notes shall include applicable premium, if any.

(7)         references to payments on the Notes shall include Additional Amounts.

ARTICLE II

THE NOTES

Section 2.1                                    Form and Dating.

(a)                                 The Issue Date Notes are being originally offered and sold by the Company pursuant to a Purchase Agreement, dated as of February 2, 2012, between the Company, the Subsidiary Guarantors party hereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.  The Notes will be issued in fully-registered certificated global form without coupons, and only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.

(b)                                 The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.  Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects.  Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(c)                                  The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or DTC rule or usage.  The Company shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.

(d)                                 Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a “Rule 144A Global Note”).

(e)                                  Notes originally offered and sold outside the United States of America will be issued in the form of one or more permanent Global Notes (each, a “Regulation S Global Note”).

Section 2.2                                    Execution and Authentication.

(a)                                 One Officer, who shall be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company, shall sign the Notes for the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office or is no longer a representative with full power and authority to represent and act on behalf of the Company or a Subsidiary Guarantor, as the case may be, at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b)                                 A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note.  The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

(c)                                  At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the “Company Order”).  A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

(d)                                 The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

(e)                                  In case a Surviving Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Section 2.3                                    Registrar and Paying Agent.

(a)                                 The Company shall maintain an office or agency in the Borough of Manhattan, City of New York (the “Registrar”), and, so long as the Notes are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, in Luxembourg, where Notes may be presented or surrendered for registration of transfer or for exchange (the “Luxembourg Transfer Agent”), where Notes may be presented for payment (the “Paying Agent”) and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture.  The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”).  The Company may have one or more co-Registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

(b)                                 The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.  The Company or any Subsidiary Guarantor may act as Paying Agent, Registrar, co-Registrar or transfer agent.

(c)                                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as another Person is appointed as such.  The Company initially appoints The Bank of New York Mellon (Luxembourg) S.A. as the Luxembourg Paying Agent and Luxembourg Transfer Agent.

(d)                                 The Company may change the Paying Agent and the Registrar without notice to Holders.

Section 2.4                                    Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Company or any Subsidiary Guarantor in making any such payment.  If the Company or any Subsidiary Guarantor or an Affiliate of the Company or any Subsidiary Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee, and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary Guarantor) shall have no further liability for the money delivered to the Trustee.  Upon any proceeding under any Bankruptcy Law with respect to the Company or any Subsidiary Guarantor or any Affiliate of the Company or any Subsidiary Guarantor, if the Company, a Subsidiary Guarantor or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company, such Subsidiary Guarantor or such Affiliate as Paying Agent.

Section 2.5                                    Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6                                    Global Note Provisions.

(a)                                 Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.7 and Exhibit A.  Any Global Note may be represented by more than one certificate.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

(b)                                 Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note.  The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c)                                  Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes.  Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

(i)                                     DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice,

(ii)                                  the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable, or

(iii)                               an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

Section 2.7                                    Legends.

(a)                                 Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

(b)                                 Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).

Section 2.8                                    Transfer and Exchange.

(a)                                 The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note: If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Note Custodian and Registrar of:

(A)                               instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

(B)                               a certificate in the form of Exhibit C from the transferor,

and (y) subject to the rules and procedures of DTC, the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

(b)                                 If the owner of an interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor, (x) upon receipt by the Note Custodian and Registrar of:

(A)                               instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and

(B)                               a certificate in the form of Exhibit B duly executed by the transferor,

and (y) in accordance with the rules and procedures of DTC, the Note Custodian and Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

(c)                                  Other Transfers.  Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to the Company in order to ensure compliance with the Securities Act or in accordance with paragraph (d) of this Section 2.8.

(d)                                 Use and Removal of Private Placement Legends.  Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.6(c)) that does not bear a Private Placement Legend.  Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

(i)                                     such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Company;

(ii)                                  such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

(iii)                               in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel and other evidence as may be required by the Company reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor.  The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (iii) of this paragraph (d).  The Company shall deliver to the Trustee an Officers’ Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

(e)                                  Consolidation of Global Notes and Exchange of Certificated Notes for Beneficial Interests in Global Notes.

(i)                                     Nothing in this Indenture shall provide for the consolidation of any Notes with any other Notes to the extent that they constitute, as determined pursuant to an Opinion of Counsel, different classes of securities for U.S. federal income tax purposes.

(f)                                   Retention of Documents.  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(g)                                  Execution, Authentication of Notes, etc.

(i)                                     Subject to the other provisions of this Section 2.8, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.  To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Certificated Notes and Global Notes at the Registrar’s or co-Registrar’s request.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.8, Section 3.12, Section 4.1 or Section 8.5).

(iii)                               The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning:  (1) 15 days before the giving of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such notice or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

(iv)                              Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

(v)                                 All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h)                                 No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.9                                    Mutilated, Destroyed, Lost or Stolen Notes.

(a)                                 If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

(b)                                 Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(c)                                  Every new Note issued pursuant to this Section 2.9 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.10                             Temporary Notes.  Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes.  After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes.  Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.11                             Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation.  The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

Section 2.12                             Defaulted Interest.  When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest.  Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.12(a) or (b).

(a)                                 The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.12(a).  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.12(b).

(b)                                 Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.12(b), such manner of payment shall be deemed practicable by the Trustee.

Section 2.13                             Additional Notes.  The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A identical to those of the other Outstanding Notes, except that Additional Notes:

(i)                                     may have a different issue date from other Outstanding Notes;

(ii)                                  may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes;

(iii)                               may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes); and

(iv)                              may be entitled to liquidated damages not applicable to other Outstanding Notes and may not be entitled to such liquidated damages applicable to other Outstanding Notes.

provided, that no adjustment pursuant to this Section 2.13 shall cause such Additional Notes to constitute, a different class of securities than the Issue Date Notes for U.S. federal income tax purposes except for Additional Notes that have a separate CUSIP number from other Outstanding Notes.

ARTICLE III

COVENANTS

Section 3.1                                    Payment of Notes.

(a)                                 (1)                                 The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Legal Tender on the dates and in the manner provided in the Notes and in this Indenture.  Prior to 10:30 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be.  If the Company, a Subsidiary Guarantor or an Affiliate of the Company or a Subsidiary Guarantor is acting as Paying Agent, the Company, such Subsidiary Guarantor or such Affiliate shall, prior to 10:30 a.m. New York City time on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company, a Subsidiary Guarantor or an Affiliate of the Company or a Subsidiary Guarantor) holds in accordance with this Indenture U.S. Legal Tender designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.  Notwithstanding the foregoing, the Company may elect to make the payments of interest by check mailed to the registered Holders at their registered addresses.

(2)                                 If a Holder of US$10 million or more in aggregate principal amount of Notes has given wire transfer instructions to the Company at least 10 Business Days prior to the Interest Payment Date or the Maturity Date, the Company shall make all principal, premium and interest payments on those Notes in accordance with such instructions.

(b)                                 Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.2                                    Maintenance of Office or Agency.

(a)                                 The Company shall maintain each office or agency required under Section 2.3.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust

Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)                                 The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York or, so long as the Notes are listed on the Euro MTF, the alternative market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, in Luxembourg, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.3                                    Corporate Existence.  Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.4                                    Payment of Taxes.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with MFRS or where the failure to effect such payment will not be disadvantageous to the Holders.

Section 3.5                                    Compliance Certificate.

The Company and each Subsidiary Guarantor shall deliver to the Trustee within 105 days after the end of each fiscal year of the Company an Officers’ Certificate that complies with TIA § 314(a)(4) stating that in the course of the performance by the signers of their duties as Officers of the Company or such Subsidiary Guarantor, as the case may be, they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during the previous fiscal year.  If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company or such Subsidiary Guarantor is taking or proposes to take with respect thereto.  The Company and the Subsidiary Guarantors also shall comply with any other applicable requirements of TIA § 314(a)(4).

Section 3.6                                    Further Instruments and Acts.  The Company and each Subsidiary Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

Section 3.7                                    Waiver of Stay, Extension or Usury Laws.  The Company and each Subsidiary Guarantor covenants (to the fullest extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Subsidiary Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture.  The Company and each Subsidiary Guarantor hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.8                                    Change of Control.

(a)                                 Upon the occurrence of a Change of Control, the Company shall be required, if requested by any Holders, to purchase all or a portion (in integral multiples of US$1,000) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase (the “Change of Control Payment”).

(b)                                 By 10:30 a.m. on the Business Day prior to the Change of Control Payment Date, the Company shall deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof to be tendered.  On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)         accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; and

(2)         deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(c)                                  If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

(d)                                 The Company shall not be required to make a Change of Control Offer upon a Change of Control if:

(1)         a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or

(2)         notice of redemption has been given pursuant to Section 5.3 hereof, unless and until there is a default in payment of the applicable redemption price.

(e)                                  In the event that Holders of not less than 95% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company or a third party purchases all of the Notes held by such Holders, the Company shall have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a purchase price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(f)                                   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 3.8, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by doing so.

Section 3.9                                    Limitation on Incurrence of Additional Indebtedness.

(a)                                 The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, except that:

(1)         the Company and any Subsidiary Guarantor may Incur Indebtedness, including Acquired Indebtedness, and

(2)         any Restricted Subsidiary may Incur Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation,

if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.0.

(b)                                 Notwithstanding clause (a) above, the Company and its Restricted Subsidiaries, as applicable, may Incur the following Indebtedness (“Permitted Indebtedness”):

(1)         Indebtedness in respect of the Notes excluding Additional Notes;

(2)         Guarantees by any Subsidiary Guarantor of Indebtedness of the Company or any other Subsidiary Guarantor permitted hereunder provided, that if any such Guarantee is of Subordinated Indebtedness, then the Note Guarantee of such Subsidiary Guarantor shall be senior to such Subsidiary Guarantor’s Guarantee of such Subordinated Indebtedness;

(3)         Indebtedness Incurred by the Company or any Subsidiary Guarantor under Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (x) US$100 million or (y) 10% of Consolidated Tangible Assets;

(4)         other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, other than Indebtedness otherwise specified under any of the other clauses of this definition of Permitted Indebtedness;

(5)         Hedging Obligations entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and not for speculative purposes;

(6)         intercompany Indebtedness between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries; provided that:

(x)                                 if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or any Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Notes and this Indenture, in the case of the Company, or such Subsidiary Guarantor’s Note Guarantee, in the case of any such Subsidiary Guarantor, and

(y)                                 in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness shall be deemed to be Incurred and not permitted by this clause (6) at the time such event occurs;

(7)         Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five business days of Incurrence;

(8)         Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(9)         Indebtedness of the Company or any Restricted Subsidiary represented by Capitalized Lease Obligations or Purchase Money Indebtedness, in each case Incurred for the purpose of acquiring or financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in the business of the Company or such Restricted Subsidiary in an aggregate amount at any time not to exceed the greater of (x) US$15 million or (y) 1.5% of Consolidated Tangible Assets;

(10)       Indebtedness in respect of bid, performance or surety bonds in the ordinary course of business for the account of the Company or any of its Restricted Subsidiaries, including Guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for the payment of borrowed money);

(11)       Refinancing Indebtedness in respect of:

(x)                                 Indebtedness (other than Indebtedness owed to the Company or any Subsidiary of the Company) Incurred pursuant to clause (a) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (a) above), or

(y)                                 Indebtedness Incurred pursuant to clause (b)(1), (b)(4) (excluding Indebtedness outstanding on the Issue Date deemed to be incurred under clause (b)(3) above or Indebtedness owed to the Company or a Subsidiary of the Company) or (b)(12) of this Section;

(12)       Permitted Acquisition Indebtedness in an aggregate principal amount not to exceed the greater of (x) US$175 million and (y) 17.5% of Consolidated Tangible Assets at any one time outstanding; and

(13)       Additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed US$15 million at any one time outstanding (which amount may, but need not, be Incurred, in whole or in part, under Credit Facilities).

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this Section 3.9, the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with MFRS.  Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.9; provided that any such outstanding additional Indebtedness or Disqualified Capital Stock paid in respect of Indebtedness Incurred pursuant to any provision of Section 3.9(b) shall be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision.  For purposes of determining compliance with this Section 3.9, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories under clauses (1) through (13) of Section 3.9(b), or is entitled to be incurred pursuant to Section 3.9(a) hereof, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence and shall only be required to include the amount and type of the above clauses, although the Company may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later re-divide or reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 3.9.  Notwithstanding any other provision of this Section 3.9, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur under this Section 3.9 shall not be deemed to be exceeded as a result solely of fluctuations in exchange rates or currency values.

Section 3.10                             Limitation on Guarantees.  The Company shall not permit any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor to Guarantee any Indebtedness of the Company or to secure any Indebtedness of the Company with a Lien (other than Permitted Liens) on the assets of such Restricted Subsidiary, unless contemporaneously therewith (or prior thereto) effective provision is made to Guarantee or secure the Notes on an equal and ratable basis with such Guarantee or Lien for so long as such Guarantee or Lien remains effective, and in an amount equal to the amount of Indebtedness so Guaranteed or secured.  Any Guarantee by any such Restricted Subsidiary of Subordinated Indebtedness of the Company will be subordinated and junior in right of payment to the contemporaneous Guarantee of the Notes by such Restricted Subsidiary.

Section 3.11                             Limitation on Restricted Payments.

(a)                                 The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(1)         declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

(x)                                 dividends or distributions payable in Qualified Capital Stock of the Company,

(y)                                 dividends or distributions payable to the Company and/or a Restricted Subsidiary, or

(z)                                  dividends, distributions or returns of capital made on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand (or on a less than pro rata basis to any minority holder);

(2)         purchase, redeem or otherwise acquire or retire for value:

(x)                                 any Capital Stock of the Company, or

(y)                                 any Capital Stock of any Restricted Subsidiary held by an Affiliate of the Company (other than a Restricted Subsidiary) or any Preferred Stock of a Restricted Subsidiary, except for Capital Stock held by the Company or a Restricted Subsidiary or purchases, redemptions, acquisitions or retirements for value of Capital Stock on a pro rata basis from the Company and/or any Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand, according to their respective percentage ownership of the Capital Stock of such Restricted Subsidiary;

(3)         make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness (excluding (x) any intercompany Indebtedness between or among the Company and/or any Restricted Subsidiaries or (y) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinate to the Notes or any Note Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case within one year of such date of purchase, repurchase or acquisition); or

(4)         make any Investment (other than Permitted Investments);

if at the time of the Restricted Payment and immediately after giving effect thereto:

(A)                               a Default or an Event of Default shall have occurred and be continuing;

(B)                               the Company is not able to Incur at least US$1.00 of additional Indebtedness pursuant to Section 3.9(a); or

(C)                               the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof, shall exceed the sum of:

(i)                                     50% of cumulative Consolidated Net Income of the Company or, if such cumulative Consolidated Net Income of the Company is a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, beginning on the fiscal quarter immediately preceding the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; plus

(ii)                                  100% of the aggregate net cash proceeds received by the Company from any Person from any:

(1)                                 contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date, or

(2)                                 issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company, excluding, in each case, any net cash proceeds:

(x)                                 received from a Subsidiary of the Company;

(y)                                 used to redeem Notes in accordance with the provisions in Exhibit A under the heading “Optional Redemption Upon Equity Offerings”; or

(z)                                  applied in accordance with Section 3.11(b)(2) or (3) below; plus

(iii)                               any Investment Return; plus

(iv)                              US$15 million.

(b)                                 Notwithstanding the subsection (a) above, this Section 3.11 does not prohibit:

(1)         the payment of any dividend or the consummation of any irrevocable redemption of Subordinated Indebtedness within 60 days after the date of declaration of such dividend or giving of the redemption notice, as the case may be, if the dividend or redemption would have been permitted on the date of declaration or notice pursuant to the preceding paragraph; provided that such redemption shall be included (without duplication for the declaration) in the calculation of the amount of Restricted Payments;

(2)         the acquisition of any shares of Capital Stock of the Company,

(x)                                        in exchange for Qualified Capital Stock of the Company, or

(y)                                        through the application of the net proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;

provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such proceeds shall be excluded from Section 3.11(a)(C)(ii) above (and were not included therein at any time);

(3)         the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:

(x)                                 Qualified Capital Stock of the Company, or

(y)                                 Refinancing Indebtedness for such Subordinated Indebtedness;

provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net proceeds referred to above shall be excluded from Section 3.11(a)(C)(ii) above (and were not included therein at any time);

(4)         if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from any current or former employees, officers, directors or consultants of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of such employees, officers or directors, or the termination of retention of any such consultants, in an amount not to exceed US$5 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over into succeeding calendar years) plus the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries;

(5)         the repurchase of Capital Stock deemed to occur upon the exercise of stock options or warrants to the extent such Capital Stock represents a portion of the exercise price of those stock options or warrants;

(6)         the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary issued on or after the Issue Date in accordance with Section 3.9(a);

(7)         upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 3.8, any repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness of the Company or any Subsidiary Guarantor required pursuant to the terms thereof as a result of such Change of Control; provided that (A) the terms of such purchase or redemption are substantially similar in all material respects to the comparable provision included herein, and (B) at the time of such purchase or redemption no Default or Event of Default shall have occurred and be continuing (or would result therefrom); and

(8)         if no Default or Event of Default shall have occurred and be continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend), (4) and (7) of paragraph (b) of this Section 3.11 shall be included in such calculation and amounts expended pursuant to clauses (2), (3), (5),(6), and (8) above shall not be included in such calculation.

Section 3.12                             Limitation on Asset Sales and Sales of Subsidiary Stock.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)         the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock sold or otherwise disposed of, and

(2)         at least 75% of the consideration received for the assets or Capital Stock sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of cash or Cash Equivalents received at the time of such Asset Sale; provided that each of the following will be deemed to be cash:

(x)                                 any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted

Subsidiary into cash or Cash Equivalents within 120 days of the receipt thereof (subject to ordinary settlement periods), to the extent of the cash or Cash Equivalents received in that conversion; and

(y)           any Capital Stock of a Person engaged in a Permitted Business that will become, upon purchase, a Restricted Subsidiary or assets (other than current assets as determined in accordance with MFRS or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Permitted Business;

provided, that amounts received pursuant to clauses (x) and (y) shall not be deemed to constitute Net Cash Proceeds for purposes of making an Asset Sale Offer.

(b)           The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 365 days thereof to:

(1)   repay any Senior Indebtedness of the Company or a Restricted Subsidiary or Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor (including, in each case without limitation, Capital Lease Obligations), or

(2)   make capital expenditures in a Permitted Business, or

(3)   to purchase:

(x)           assets (other than current assets as determined in accordance with MFRS or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Permitted Business, or

(y)           all or substantially all of the assets of, or any Capital Stock of, a Person engaged in a Permitted Business if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary, from a Person other than the Company and its Restricted Subsidiaries;

provided that in the cases of clauses (x) and (y) the Company will have complied with its obligations if it enters into a binding commitment to acquire such assets or such Capital Stock within 365 days after receipt of such Net Cash Proceeds; provided further that such binding commitment shall be subject only to customary conditions and that such acquisition is consummated within six months from the date of signing such binding commitment.

(c)           To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within the 365 days of the Asset Sale as described in Section 3.12(b)(1), (2) and  (3), the Company shall make an offer to purchase Notes (the “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”).  The Company shall purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Company’s option, on a pro rata basis with the holders of any other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash Proceeds.  The Company may satisfy its obligations under this Section 3.12 with respect to the Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant 365-day period.

(d)           The purchase of Notes pursuant to an Asset Sale Offer shall occur on a date not less than 20 business days following the date thereof, or any longer period as may be required by law, nor more than 45 days following the 365th day following the Asset Sale.  The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of US$15 million.  At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of US$15 million, shall be applied as required pursuant to this Section 3.12.  Pending application in accordance with this Section 3.12, Net Cash Proceeds shall be applied to temporarily reduce revolving credit borrowings that can be reborrowed or Invested in Cash Equivalents.

(e)           Upon receiving the Asset Sale Offer Notice, Holders may elect to tender their Notes in whole or in part in integral multiples of US$1,000 in exchange for cash.

(f)            By 10:30 a.m. on the Business Day prior to the Asset Sale Offer Payment Date, the Company shall deposit with the paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered.  On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful:

(1)   accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

(2)   deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(g)           To the extent Holders of Notes and holders of other Senior Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Senior Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company shall purchase the Notes and the other Senior Indebtedness on a pro rata basis (based on amounts tendered).  If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate).  Notes (or portions thereof) purchased pursuant to an Asset Sale Offer shall be cancelled and cannot be reissued.

(h)           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.12, the Company shall comply with those laws and regulations and shall not be deemed to have breached its obligations under this Section 3.12 by doing so.

(i)            Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero.  Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company and its Restricted Subsidiaries may use any remaining Net Cash Proceeds for any purpose not otherwise prohibited hereby.

(j)            In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 4.1, the Surviving Entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 3.12, and shall comply with the provisions of this covenant with respect to the deemed sale as if it were an Asset Sale.  In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 3.12.

(k)           If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 3.12 within 365 days of conversion or disposition.

Section 3.13          Limitation on Designation of Unrestricted Subsidiaries.

(a)           The Company may designate after the Issue Date any Subsidiary of the Company as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)           no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation and any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with Section 3.17;

(2)           at the time of and after giving effect to such Designation, the Company could Incur US$1.00 of additional Indebtedness pursuant to Section 3.9(a);

(3)           the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to Section 3.11(a) or as a Permitted Investment in an amount (the “Designation Amount”) equal to the amount of the Company’s Investment in such Subsidiary on such date, and

(4)           at the time of such Designation, neither the Company nor any Restricted Subsidiary will:

(1)           provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or Guarantee, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(2)           be directly or indirectly liable for any Indebtedness of such Subsidiary; or

(3)           be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of such Subsidiary, except for any non- recourse Guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of such Subsidiary.

(b)           The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(1)           No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2)           all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

(c)           The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.  All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the preceding provisions.

Section 3.14          Limitation on Dividends; Payment Restrictions Affecting Restricted Subsidiaries.

(a)           Except as provided in paragraph (b) of this Section 3.14, the Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)   pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(2)   make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

(3)   transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)           Paragraph (a) of this Section 3.12 shall not apply to encumbrances or restrictions existing under or by reason of:

(1)   applicable law rule, regulation or order;

(2)   this Indenture, the Notes and the Note Guarantees;

(3)   the terms of any Indebtedness outstanding on the Issue Date, and any amendment, modification, restatement, renewal, restructuring, replacement or refinancing thereof; provided, that any amendment, modification, restatement, renewal, restructuring, replacement or refinancing is not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those in existence on the Issue Date;

(4)   customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred hereunder;

(5)   any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(6)   restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

(7)   customary restrictions imposed on the transfer of copyrighted or patented materials;

(8)   an agreement governing Indebtedness of the Company or any Restricted Subsidiaries permitted to be Incurred subsequent to the date hereof in accordance with Section 3.9; provided that the provisions relating to such encumbrance or restriction contained in such agreement are no more restrictive than those contained in the agreement referred to in Section 3.14(b)(3) above;

(9)   purchase money obligations for property (including Capital Stock) acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 3.14(a)(3) above;

(10) Liens permitted to be incurred under Section 3.16 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(11) provisions limiting the payment of dividends in the organizational documents, shareholders’ agreements, joint venture agreements or similar documents of, or related to, Restricted Subsidiaries that are not Wholly Owned Subsidiaries and which have been entered into with the approval of the Company’s Board of Directors;

(12) restrictions on cash deposited with banks in the ordinary course of business consistent with past practice to secure trade payable obligations and guarantees of such trade payable obligations of the Company and its Restricted Subsidiaries under Supplier Factoring Facilities; or

(13) restrictions customarily granted in connection with securitization, factoring or discounting involving receivables that are imposed in connection with a Receivables Transaction.

Section 3.15          Limitation on Layered Indebtedness.  The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Senior Indebtedness, unless such Indebtedness is expressly subordinate in right of payment to the Notes or, in the case of a Subsidiary Guarantor, its Note Guarantee to the same extent and on the same terms as such Indebtedness is subordinate to such other Indebtedness.

Section 3.16          Limitation on Liens.

(a)           The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness or trade payables unless contemporaneously therewith effective provision is made:

(1)   in the case of the Company or any Restricted Subsidiary other than a Subsidiary Guarantor, to secure the Notes and all other amounts due hereunder; and

(2)   in the case of a Subsidiary Guarantor, to secure such Subsidiary Guarantor’s Note Guarantee and all other amounts due hereunder;

in each case, equally and ratably with such Indebtedness or other obligation (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, prior to such Indebtedness or other obligation) with a Lien on the same properties and assets securing such Indebtedness or other obligation for so long as such Indebtedness or other obligation is secured by such Lien.

Section 3.17          Limitation on Transactions with Affiliates.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:

(1)   the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;

(2)   in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of US$5 million, the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company (including a majority of the independent members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

(3)   in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of US$25 million, the Company will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

(b)           The provisions of Section 3.17(a) above will not apply to:

(1)   Affiliate Transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

(2)   reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors;

(3)   Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially more disadvantageous to the Holders of the Notes, taken as a whole, than the original agreement as in effect on the Issue Date);

(4)   any Restricted Payments made in compliance with Section 3.11 or any Permitted Investments;

(5)   loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and not exceeding US$2.5 million outstanding at any one time; and

(6)   any issuance of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company or to any director, officer, employee or consultant of the Company, and the granting and performance of registration rights.

Section 3.18          Conduct of Business.  The Company and its Restricted Subsidiaries shall not engage in any business other than a Permitted Business.

Section 3.19          Reports to Holders.

(a)           If the Company is:

(i)            required to file with the SEC information, documents, or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, it shall deliver to the Trustee:

(A)          annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or such successor form) within the time period required under the rules of the SEC for the filing of Form 20-F (or any successor form) by foreign private issuers subject thereto, and

(B)          reports on Form 6-K (or any successor form) including, whether or not required, unaudited quarterly financial statements (which shall include at least a balance sheet, income statement and cash flow statement along with other financial information and a discussion of results in each case with a substantially similar level of information in all material respects as provided by the Company in its Form 6-K for the third quarter of 2009, within 45 days after the end of each of the first three fiscal quarters of each fiscal year, or

(ii)           not required to file with the SEC, information, documents, or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, then it will deliver to the Trustee, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required by Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that if the Company files with the SEC, information, documents, or reports by virtue of its being subject to the requirements of Section 12, Section 13 or Section 15(d) of the Exchange Act and its duty to file with the SEC, such information, documents or reports is subsequently suspended or terminated, then the Company shall deliver to the Trustee, in lieu of the information, documents or reports previously filed with the SEC, such information, documents and reports in the English language that the Company is required to make public pursuant to Rule 12g3-2(b) under the Exchange Act.

(b)           At any time when the Company is not subject to or is not current in its reporting obligations under Section 3.19(a)(i) or (ii), the Company shall make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

(c)           So long as the Notes are listed on Euro MTF, the alternative market of the Luxembourg Stock Exchange, the Company shall make available the information specified in Section 3.19(c) at the specified office of the Luxembourg Paying Agent for the Notes.

Section 3.20          Listing.

(a)           In the event that the Notes are listed on Euro MTF, the alternative market of the Luxembourg Stock Exchange, the Company shall use its reasonable best efforts to maintain such listing; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive the Company could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Company would otherwise use to prepare its published financial information, the Company may delist the Notes from the Euro MTF in accordance with the rules of the Luxembourg Stock Exchange and seek an alternative admission to listing, trading and/or quotation for the Notes on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Company may reasonably decide.

(b)           From and after the date the Notes are listed on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and so long as it is required by the rules of such exchange, all notices to the Holders will be published in English in accordance with Section 11.1(c).

Section 3.21          Payment of Additional Amounts.

(a)           The Company and the Subsidiary Guarantors shall pay to holders of the Notes all additional amounts (“Additional Amounts”) that may be necessary so that every net payment of interest (including any premium paid upon redemption of the Notes) or principal to the Holder shall not be less than the amount provided for in the Notes.  The term “net payment” means the amount the Company or its Paying Agent pay the Holder after deducting or withholding an amount for or on account of any present or future taxes, duties, assessments or other governmental charges (“Taxes”) imposed with respect to that payment by a Mexican taxing authority (“Taxing Authority”).

(b)           The Company and the Subsidiary Guarantors shall not pay additional amounts to any Holder for or solely on account of any of the following:

(1)           any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the Holder or beneficial owner of the Note and Mexico (or any political subdivision or territory or possession thereof), including such Holder or beneficial owner (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained an office, permanent establishment, or branch subject to taxation therein, or (iii) being or having been present or engaged in a trade or business therein (other than the mere receipt of a payment or the ownership or holding of a Note),

(2)           any estate, inheritance, gift, transfer or similar tax, assessment or other governmental charge imposed with respect to the Notes,

(3)           any taxes, duties, assessments or other governmental charges imposed solely because the Holder or any other person fails to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Mexico (or any political subdivision or territory or possession thereof) of the Holder or any beneficial owner of the Note, if compliance is required by statute, regulation, officially published administrative practice of the taxing jurisdiction or by an applicable income tax treaty, which is in effect to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the Holders at least 30 days’ notice that Holders will be required to provide such information and identification;

(4)           any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the Notes,

(5)           any taxes, duties, assessments or other governmental charges with respect to such Note presented for payment more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the holders of such Note would have been entitled to such additional amounts on presenting such Note for payment on any date during such 30 day period, and

(6)           any payment on the Note to a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note.

(c)           (1)           The limitations on the Company’s and Subsidiary Guarantors’ obligations to pay Additional Amounts set forth in Section 3.21(b)(3) above shall not apply:

(i)            if the provision of information, documentation or other evidence described in such Section 3.21(b)(3) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note, taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice, than comparable information or other reporting requirements imposed under U.S. tax law (including the United States-Mexico income tax treaty), regulation (including proposed regulations) and administrative practice.

(ii)           unless (A) the provision of the information, documentation or other evidence described in such Section 3.21(b)(3) becomes expressly required by the applicable Mexican statutes, regulations and administrative practices and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence, and (B) the Company otherwise would not meet the requirements for application of the reduced Mexican tax rate; or

(iii)          if the provisions of Article 195, Section II, subsection (a) of the Mexican Income Tax Law (or a substitute equivalent provision) are not complied with by the Company or any Subsidiary Guarantor, and a higher withholding tax would apply.

(2)           In addition, such Section 3.21(b)(3) does not require, and shall not be construed to require that any person, including any non-Mexican pension fund, retirement fund or financial institution, register with the Ministry of Finance and Public Credit to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

(d)           Upon request, the Company and the Subsidiary Guarantors shall provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Mexican Taxes in respect of which we have paid any Additional Amount.  The Company shall make copies of such documentation available to the Holders of the Notes or the Paying Agent upon request.

(e)           In the event that Additional Amounts actually paid with respect to the Notes pursuant to this Section 3.21 are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and as a result thereof such Holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Company.  However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

(f)            In the event of any merger or other transaction described and permitted under Section 4.1, then all references to Mexico, Mexican law or regulations, and Mexican taxing authorities under this Section 3.21 (other than Section 3.21(c)(1)) and under Article V and Section 5 of Exhibit A shall be deemed to also include the United States and any political subdivision therein or thereof, United States law or regulations, and any taxing authority of the United States or any political subdivision therein or thereof, respectively.

Section 3.22          Suspension of Covenants.

(a)           During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will not be subject to Sections 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.17, 3.18, 3.19(b) and 4.1(a)(2) (collectively, the “Suspended Covenants”).

(b)           In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one of the Rating Agencies withdraws its Investment Grade Rating or downgrades its rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants.  The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”  Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(c)           On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 3.9(a) or Section 3.9(b) (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date).  To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 3.9(a) or Section 3.9(b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 3.9(b)(4).  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 3.11 will be made as though Section 3.11 had been in effect since the Issue Date and throughout the Suspension Period.

(d)           The Company shall give the Trustee written notice of any Covenant Suspension Event.  In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.  The Company shall give the Trustee written notice of any occurrence of a Reversion Date not later than 15 days after such Reversion Date.  After any such notice of occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

ARTICLE IV

SURVIVING ENTITY

Section 4.1            Merger, Consolidation and Sale of Assets.

(a)           The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person unless:

(1)           either:

(i)            the Company shall be the surviving or continuing corporation, or

(ii)           the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(A)          shall be a corporation, organized and validly existing under the laws of Mexico or the United States of America, any State thereof or the District of Columbia, and

(B)          shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance and observance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

(2)          immediately after giving effect to such transaction and the assumption contemplated by Section (a)(1)(ii)(B) of this Section 4.1 (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be:

(i)            will be able to Incur at least US$1.00 of additional Indebtedness pursuant to Section 3.9(a), or

(ii)           will have a Consolidated Fixed Charge Coverage Ratio of not less than the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior to such transaction;

provided that provisions of the subsection (2)(i) above shall not apply to:

(A)          any transfer of the properties or assets of a Restricted Subsidiary to the Company or to a Subsidiary Guarantor;

(B)          any merger of a Restricted Subsidiary into the Company or a Subsidiary Guarantor; or

(C)          any merger of the Company into a Wholly Owned Subsidiary of the Company created for the purpose of holding the Capital Stock of the Company;

so long as, in each case the Indebtedness of the Company and its Restricted Subsidiaries taken as a whole is not increased thereby.

(3)          immediately before and immediately after giving effect to such transaction and the assumption contemplated by Section (a)(1)(ii)(B) of this Section 4.1 (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

(4)          each Subsidiary Guarantor (including Persons that become Subsidiary Guarantors as a result of the transaction) has confirmed by supplemental indenture that its Note Guarantee will apply for the Obligations of the Surviving Entity in respect of this Indenture and the Notes;

(5)          if the Company is organized under Mexican law and merges with a corporation, or the Surviving Entity is, organized under the laws of the United States, any State thereof or the District of Columbia or the Company is organized under the laws of the United States, any State thereof or the District of Columbia and merges with a corporation, or the Surviving Entity is, organized under the laws of Mexico, the Company or the Surviving Entity will have delivered to the Trustee an Opinion of Counsel from each of Mexico and the United States to the effect that, as applicable:

(i)            the holders of the Notes will not recognize income, gain or loss for U.S. or Mexican income tax purposes as a result of the transaction and will be taxed in the holder’s home jurisdiction in the same manner and on the same amounts (assuming solely for this purpose that no Additional Amounts are regarded to be paid on the Notes) and at the same times as would have been the case if the transaction had not occurred,

(ii)           any payment of interest or principal under or relating to the Notes or any Note Guarantees will be paid in compliance with any requirements under Section 3.21, and

(iii)          no other taxes on income, including capital gains, will be payable by holders of the Notes under the laws of Mexico or the United States relating to the acquisition, ownership or disposition of the Notes, including the receipt of interest or principal thereon; provided that the holder does not use or hold, and is not deemed to use or hold the Notes in carrying on a business in Mexico or the United States, and

(6)          the Company or the Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent herein relating to the transaction have been satisfied.

(b)           For purposes of this Section 4.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c)           Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with this Section 4.1, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.  For the avoidance of doubt, compliance with this Section 4.1 will not affect the obligations of the Company (including a Surviving Entity, if applicable) under Section 3.8, if applicable.

(d)           Each Subsidiary Guarantor shall not, and the Company shall not cause or permit any Subsidiary Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to, any Person (other than the Company) that is not a Subsidiary Guarantor unless:

(1)   such Person (if such Person is the surviving entity) assumes all of the obligations of such Subsidiary Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an Officers’ Certificate and Opinion of Counsel, and such transaction is otherwise in compliance herewith;

(2)   such Note Guarantee is to be released as provided under Section 10.2 or

(3)   such sale or other disposition of substantially all of such Subsidiary Guarantor’s assets is made in accordance with Section 3.12.

ARTICLE V

OPTIONAL REDEMPTION OF NOTES

Section 5.1            Optional Redemption.  The Company may redeem the Notes, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A.

Section 5.2            Election to Redeem.  The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution.

Section 5.3            Notice of Redemption.

(a)           The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 11.1, not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed.  If the Company itself gives the notice, it shall also deliver a copy to the Trustee.

(b)           If either (i) the Company is not redeeming all Outstanding Notes, or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers’ Certificate requesting that the Trustee select the Notes to be redeemed and/or give notice of redemption and setting forth the information required by paragraph (c) of this Section 5.3 (with the exception of the identification of the particular Notes, or portions of the particular Notes, to be redeemed in the case of a partial redemption).  If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company’s expense.

(c)           All notices of redemption shall state:

(1)   the Redemption Date,

(2)   the redemption price and the amount of any accrued interest payable as provided in Section 5.6,

(3)   whether or not the Company is redeeming all Outstanding Notes,

(4)   if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming,

(5)   if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date,

upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed,

(6)   that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.6 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,

(7)   the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price, and

(8)   the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

Section 5.4            Selection of Notes to Be Redeemed in Part.

(a)           If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or any other method as the Trustee shall deem fair and appropriate (subject to the procedures of DTC); provided, however, that if a partial redemption is made with the proceeds of a Equity Offering, selection of the Notes, or portions of the Notes, for redemption shall, subject to this Section, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless that method is otherwise prohibited.  The Trustee shall make the selection from the Outstanding Notes not previously called for redemption.  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed.  In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption.  The Company may redeem Notes in denominations of US$1,000 only in whole.  The Trustee may select for redemption portions (equal to US$1,000 or any integral multiple of US$1,000) of the principal of Notes that have denominations larger than US$1,000.

(b)           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

Section 5.5            Deposit of Redemption Price.  Prior to 10:30 a.m. New York City time on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying

Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

Section 5.6            Notes Payable on Redemption Date.  If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest.  Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).  If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 5.7            Unredeemed Portions of Partially Redeemed Note.  Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of US$2,000 or integral multiple of US$1,000.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1            Events of Default.

(a)           Each of the following is an “Event of Default”:

(1)           default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, Change of Control Offer or an Asset Sale Offer;

(2)           default for 30 days or more in the payment when due of interest, Additional Amounts or liquidated damages, if any, on any Notes;

(3)           the failure to perform or comply with any of the provisions described under Section 4.1;

(4)           the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained herein or in the Notes for 45 days or more after written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5)           default by the Company or any Restricted Subsidiary under any Indebtedness which:

(1)           is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default; or

(2)           results in the acceleration of such Indebtedness prior to its stated maturity;

and the principal or accreted amount of Indebtedness covered by (i) or (ii) at the relevant time, aggregates US$15 million or more;

(6)           failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them, aggregating US$15 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more;

(7)           a Bankruptcy Law Event of Default; or

(8)           except as permitted herein, any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms such Subsidiary Guarantor’s obligations under its Note Guarantee.

(b)           The Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default written notice of events which would constitute such Default or Event of Default, their status and what action the Company is taking or proposes to take in respect thereof.

Section 6.2            Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.1(a)(7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee if given by the Holders specifying the Event of Default and that it is a “notice of acceleration.”  If an Event of Default specified in Section 6.1(a)(7) above occurs with respect to the Company, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)           At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)           if the rescission would not conflict with any judgment or decree;

(2)           if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)           if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses (including the fees and expenses of its counsel), disbursements and advances.

No rescission shall affect any subsequent Default or impair any rights relating thereto.

Section 6.3            Other Remedies.

(a)           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.4            Waiver of Past Defaults.  The Holders of a majority in principal amount of the Outstanding Notes may waive any existing Default or Event of Default hereunder, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Notes.

Section 6.5            Control by Majority.  Subject to the provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

Section 6.6            Limitation on Suits.

(a)           No Holder of any Notes shall have any right to institute any proceeding with respect hereto or for any remedy hereunder, unless:

(1)                                 such Holder gives to the Trustee written notice of a continuing Event of Default;

(2)                                 Holders of at least 25% in principal amount of the then outstanding Notes make a written request to pursue the remedy;

(3)                                 such Holders of the Notes provide to the Trustee satisfactory indemnity;

(4)                                 the Trustee does not comply within 60 days; and

(5)                                 during such 60 day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided, that a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.7                                    Rights of Holders to Receive Payment.  Notwithstanding any other provision hereof (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed herein or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8                                    Collection Suit by Trustee.  If an Event of Default specified in Section 6.1(a)(1) or Section 6.1(a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and each Subsidiary Guarantor for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.  Subject to all provisions hereof and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Section 6.9                                    Trustee May File Proofs of Claim, etc.

(a)                                 The Trustee may (irrespective of whether the principal of the Notes is then due):

(1)                                 file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Subsidiary Guarantor or any Subsidiary of the Company or their respective creditors or properties; and

(2)                                 collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

(b)                                 Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.7;

SECOND:  if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

THIRD:  to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

FOURTH:  to the Company or, to the extent the Trustee collects any amount pursuant to Article X from any Subsidiary Guarantor, to such Subsidiary Guarantor, or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.1                                    Duties of Trustee.

(a)                                 If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of a Default or an Event of Default:

(1)         the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)         this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(2)         the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.5 or Section 6.8.

(d)                                 The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company.

(e)                                  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)                                   No provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)                                  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

(h)                                 Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(i)                                     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.2                                    Rights of Trustee.  Subject to Section 7.1:

(a)                                 The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting at the direction of the Company or any Subsidiary Guarantor, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, subject to Section 7.1(c).

(e)                                  The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default (other than payment default under Section 6.1 (a)(1) or (2)) unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)                                     The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)                                    The Trustee makes no representation as to the validity or sufficiency of this Indenture, of any offering materials or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

(k)                                 The Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Notes in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount Outstanding of the Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(l)                                     Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Agent be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(m)                             The Trustee shall not be deemed to have notice of any Event of Default with respect to a Series of Notes unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee.

(n)                                 Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(o)                                 Neither the Company nor any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a global note, a member of, or a participant in, DTC or other person with respect to the accuracy of the records of DTC or its nominee of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a global note).  The rights of beneficial owners in any global not shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Company and each Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(p)                                 Neither any agent shall nor the Trustee be under any obligation or have any duty to (i) monitor compliance with or with respect to securities or tax laws (including but not limited to any United States federal or state or other securities or tax laws), or (ii) except as specifically provided herein or as otherwise agreed with the Company, obtain documentation on any transfers or exchanges of the Notes.

(q)                                 The permissive rights of the Trustee and/or any Agent hereunder enumerated herein shall not be construed as duties.

(r)                                    None of the Trustee or any Paying Agent or the Registrar shall have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire (i) as to the Company’s or any Subsidiary Guarantor’s compliances with any covenant under this Indenture (other than the covenants to make payment on the Notes), or (ii) as to whether or not any Rating Agency has adjusted the rating of the Notes.

(s)                                   Should the Trustee or any Agent deem the nature of any action required on its part to be unclear, the Trustee may require, prior to such notice, that it be provided by the Company or the Holders, as the case may be, with reasonable further written instructions.

(t)                                    Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate) or any other agreement or document.

Section 7.3                                    Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiary Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-Registrar may do the same with like rights.  However, the Trustee must comply with Section 7.10 and Section 7.11.

Section 7.4                                    Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Note Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture , the Notes, the Offering Circular, or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.5                                    Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is a payment default or a Trust Officer has actual knowledge thereof, or has received written notice thereof pursuant to 7.3(g) above the Trustee shall give to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof.  Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as its Trust Officer in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.6                                    Reports by Trustee to Holders.  The Trustee shall comply with TIA § 313.  The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.7                                    Compensation and Indemnity.

(a)                                 The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing.  The Company shall pay the reasonable fees and expenses of the Trustee’s counsel incurred in the review, negotiation and delivery of this Indenture and related documentation, and in connection with any amendments or supplements hereto.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and giving of notices to Holders and reasonable fees and expenses of counsel retained by the Trustee, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

(b)                                 The Company and the Subsidiary Guarantors shall jointly and severally indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder and the exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company, any Subsidiary Guarantor or otherwise).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel reasonably satisfactory to the Company and the Company shall pay the reasonable and documented fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own negligence, willful misconduct or bad faith, as determined by a competent court of appropriate jurisdiction in a final, non-appealable judgment.

(c)                                  To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

(d)                                 The Company’s and the Subsidiary Guarantor’s payment obligations pursuant to this Section 7.7 shall survive payment of the Notes, the discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Bankruptcy Law Event of Default, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10.

Section 7.8                                    Replacement of Trustee.

(a)                                 The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company.  The Company shall remove the Trustee if:

(1)         the Trustee fails to comply with Section 7.10;

(2)         the Trustee is adjudged bankrupt or insolvent;

(3)         a receiver or other public officer takes charge of the Trustee or its property; or

(4)         the Trustee otherwise becomes incapable of acting.

(b)                                 If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall give a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9                                    Successor Trustee by Merger.

(a)                                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

(b)                                 In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10                             Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least US$150 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11                             Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 7.12                             Appointment of Co-Trustee.

(a)                                 Notwithstanding any other provisions in this Indenture, at any time, solely for the purpose of meeting the legal requirements of any jurisdiction, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as separate trustee or trustees or as co-trustee or co-trustees, and to vest in such Person or Persons, in such capacity and subject to the other provisions of this Indenture, such powers, duties, obligations and rights as the Trustee may consider necessary or desirable.  No co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under this Indenture and no notice to Holders of Notes of the appointment of a separate trustee or co-trustee shall be required under this Indenture.

(b)                                 Every separate trustee or co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such co-trustee, but solely at the direction of the Trustee;

(ii)                                  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)                               the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees or co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII.  Each separate trustee or co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Trustee or its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 7.13                             Luxembourg Paying Agent.  The rights, protections and immunities granted to the Trustee under this Article VII shall apply mutatis mutandis to the Luxembourg Paying Agent.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1                                    Legal Defeasance and Covenant Defeasance.

(a)                                 The Company may, at its option, at any time, elect to have either paragraph (b) or (c) of this Section 8.1 be applied to its obligations with respect to all outstanding Notes and all obligations of the Subsidiary Guarantors under the Note Guarantees upon compliance with the conditions set forth in Section 8.2.

(b)                                 Upon the Company’s exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and Note Guarantees after the deposit specified in Section 8.2(a) (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.3 and the other Sections of this Indenture referred to in clause (i) or (ii) of this paragraph (b), and to have satisfied all its other obligations under such Notes and hereunder (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i)                                     the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due,

(ii)                                  the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments,

(iii)                               the rights, powers, trusts, duties, immunities and indemnities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith, and

(iv)                              this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 8.1.

(c)                                  Upon the Company’s exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (c), the Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors, subject to the satisfaction of the applicable conditions set forth in Section 8.2, released from obligations under the covenants (including, without limitations contained in Sections 3.4, 3.5, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, 3.21, 3.22 and 4.1(a)(2) with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied

(hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default with respect to the Notes or the Note Guarantees under Section 6.1(a)(3) (except in respect of a failure to perform under or comply with Section 4.1(c), Section 6.1(a)(4) or Section 6.1(a)(5)), but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby.

Section 8.2                                    Conditions to Defeasance.  The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a)                                 the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Amounts) on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)                                 in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from counsel in the United States reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) and independent of the Company to the effect that:

(1)                                 the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)                                 since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                              in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 in the case of Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee:

(1)                                 an Opinion of Counsel from counsel in Mexico reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) and independent of the Company to the effect that, based upon Mexican law then in effect, Holders will not recognize income, gain or loss for Mexican tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Mexican taxes on the same amounts and in the same manner and at the same time as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred, or

(2)                                 a ruling directed to the Trustee received from the tax authorities of Mexico to the same effect as the Opinion of Counsel described in clause (1) above;

(e)                                  no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to Section 8.2(a) (except any Default or Event of Default resulting from the failure to comply with Section 3.9 as a result of the borrowing of the funds required to effect such deposit);

(f)                                   the Trustee has received an Officers’ Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(g)                                  the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(h)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) and independent of the Company, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(i)                                     the Company has delivered to the Trustee an Opinion of Counsel from counsel reasonably acceptable to the Trustee and independent of the Company to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Section 8.3                                    Application of Trust Money.  The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII.  It shall apply the deposited money and the U.S. Legal Tender from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.4                                    Repayment to Company.

(a)                                 The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

(b)                                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

Section 8.5                                    Indemnity for U.S. Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.6                                    Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.7                                    Satisfaction and Discharge.  This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for herein) as to all Outstanding Notes when:

(a)                                 either:

(1)                                 all the Notes theretofor, authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(2)                                 all Notes not theretofor delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or certain U.S. Government Obligations sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofor delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(b)                                 the Company has paid all other sums payable under this Indenture and the Notes by the Company; and

(c)                                  the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

ARTICLE IX

AMENDMENTS

Section 9.1                                    Without Consent of Holders.

(a)                                 The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Notes or the Note Guarantees without notice to or consent of any Holder:

(1)                                 to cure any ambiguity, omission, defect or inconsistency;

(2)                                 to provide for the assumption by a Surviving Entity of the obligations of the Company under the Notes or a Subsidiary Guarantor obligation under the Note Guarantee in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets, as applicable, to the extent permitted under this Indenture;

(3)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(4)                                 to add guarantees with respect to the Notes or to secure the Notes;

(5)                                 to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release Subsidiary Guarantors from the Note Guarantee in accordance with the terms of this Indenture;

(6)                                 to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(7)                                 to comply with applicable requirements of the SEC;

(8)                                 to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the section “Description of Notes” in the Offering Circular to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes or Note Guarantees;

(9)                                 to comply with the requirements of any applicable securities depositary;

(10)                          to make any change that provides any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder and to provide for a successor Trustee in accordance with the terms hereof, to otherwise comply with any requirement hereof;

(11)                          to provide for the issuance of Additional Notes as permitted by Section 2.2(c) and Section 2.13, which will have terms substantially identical to the other Outstanding Notes except as specified in Section 2.13, and which will be treated, together with any other Outstanding Notes, as a single issue of securities;

(13)                          to provide for a successor Trustee in accordance with the terms of this Indenture;

(14)                          to otherwise comply with any requirement of this Indenture; or

(15)                          to make any other changes which do not adversely affect the rights of any of the Holders in any material respect.

(b)                                 After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

Section 9.2                                    With Consent of Holders.

(a)                                 The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes or the Note Guarantees without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  However, without the consent of each Holder affected, an amendment may not:

(1)         reduce the principal amount of Notes whose Holders must consent to an amendment supplement or waiver;

(2)         reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes;

(3)         reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4)         make any Notes payable in money other than that stated in the Notes;

(5)         make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)         amend, change or modify in any material respect any obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that that has been consummated;

(7)         eliminate or modify in any manner the obligations of a Subsidiary Guarantor with respect to its Note Guarantee, which adversely affects Holders in any material respect, except as contemplated in this Indenture;

(8)         make any change to Section 3.21 that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from Taxes; or

(9)         make any change to the provisions of this Indenture or the Notes that adversely affect the ranking of the Notes.

(b)                                 It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.  The Trustee will be entitled to rely on such evidence as it deems appropriate, including solely on an Opinion of Counsel and Officers’ Certificate, and shall have no liability whatsoever in reliance upon the foregoing.

(c)                                  After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall give to Holders a notice briefly describing such amendment, supplement or waiver.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.2.

Section 9.3                                    Revocation and Effect of Consents and Waivers.

(a)                                 A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX.  An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

(b)                                 The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in TIA § 316(c) to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

Section 9.4                                    Notation on or Exchange of Notes.  If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Company Order the Trustee will authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 9.5                                    Trustee to Sign Amendments and Supplements.  The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1 and Section 7.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel stating that such amendment or supplement is authorized or permitted hereby.

ARTICLE X

NOTE GUARANTEES

Section 10.1                             Note Guarantees.

(a)                                 Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably, to the extent permitted by applicable law, guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the “Guaranteed

Obligations”).  Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.  Each Subsidiary Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Note Guarantee.

(b)                                 Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (vi) any change in the ownership of the Company.

(c)                                  Each Subsidiary Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

(d)                                 Each of the Subsidiary Guarantors further expressly waives irrevocably and unconditionally:

(i)                                     Any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) before claiming from it under this Indenture;

(ii)                                  Any right to which it may be entitled to have the assets of the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) first be used, applied or depleted as payment of the Company’s or the Subsidiary Guarantors’ obligations hereunder, prior to any amount being claimed from or paid by any of the Subsidiary Guarantors hereunder;

(iii)                               Any right to which it may be entitled to have claims hereunder divided between the Subsidiary Guarantors;

(iv)                              To the extent applicable, the benefits of orden, excusión, división, quita and espera and any right specified in articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2837, 2838, 2839, 2840, 2845, 2846, 2847 that are not explicitly set forth herein because of Subsidiary Guarantor’s knowledge thereof and any other related or applicable articles of the Código Civil Federal of Mexico, and the Código Civil of each State of the Mexican Republic and the Federal District of Mexico.

The obligations assumed by each Subsidiary Guarantor hereunder shall not be affected by the absence of judicial request of payment by a Holder to the Company or by whether any such person takes timely action pursuant to articles 2848 and 2849 of the Código Civil Federal of Mexico and its correlative articles in the Código Civil of each State of Mexico and the Federal District of Mexico and each Subsidiary Guarantor hereby expressly waives the provisions of such articles.

(e)                                  The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

(f)                                   Each Subsidiary Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

(g)                                  In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against each Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:

(i)                                     the unpaid amount of such Obligations then due and owing; and

(ii)                                  accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

(h)                                 Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand:

(i)                                     the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein,

notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

(ii)                                  in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of its Note Guarantee.

Section 10.2                             Limitation on Liability; Termination, Release and Discharge.

(a)                                 The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the Obligations not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.

(b)                                 Each Subsidiary Guarantor will be released and relieved of its obligations under its Note Guarantee in the event that:

i.                                          there is a Legal Defeasance or a Covenant Defeasance of the Notes pursuant to Section 8.1 or Article VIII;

ii.                                       there is a sale or other disposition of Capital Stock of such Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a direct or indirect Subsidiary of the Company; or

iii.                                    such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 3.13;

provided, that the transaction is carried out pursuant to and in accordance with all other applicable provisions hereof.

Section 10.3                             Right of Contribution.  Each Subsidiary Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount, based on the net assets of each Subsidiary Guarantor determined in accordance with MFRS.  The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 10.4                             No Subrogation.  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash or Cash Equivalents of all Obligations.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash or Cash Equivalents, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.5                             Additional Note Guarantees.

(a)                                 The Company covenants and agrees that, at any time after the date hereof any of the Company’s Wholly-Owned Restricted Subsidiaries that is not at such time a Subsidiary Guarantor becomes a Significant Subsidiary (including upon a Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary), the Company shall, after becoming aware of such event, (i) promptly notify the Trustee in writing of such event and (ii) cause such Wholly-Owned Restricted Subsidiary (an “Additional Subsidiary Guarantor”) concurrently to become a Subsidiary Guarantor on a senior basis (promptly following the determination in accordance with the terms of this Indenture that such Restricted Subsidiary is a Wholly-Owned Subsidiary and a Significant Subsidiary) by executing a Supplemental Indenture substantially in the form of Exhibit E hereto and providing the Trustee with an Officers’ Certificate and Opinion of Counsel and to comply in all respects with the provisions of this Indenture and the Notes, as applicable; provided, however, that each Additional Subsidiary Guarantor will be automatically and unconditionally released and discharged from its obligations under such additional note guarantee (“Additional Note Guarantee”) only in accordance with Section 10.2.

(b)                                 The Company shall, following the date hereof, conduct an investigation and make a determination no later than 90 days following the end of the first, second and third quarter of each fiscal year, based on the financial information for the preceding quarter, and no later than 120 days following the end of each fiscal year, based on the financial information for the prior fiscal year, as to whether any Subsidiary has become a (i) Wholly-Owned Restricted Subsidiary and (ii) a Significant Subsidiary.

ARTICLE XI

MISCELLANEOUS

Section 11.1                             Notices.

(a)                                 Any notice or communication shall be in writing and delivered in person, by telecopy or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company and the Subsidiary Guarantors:

Desarrolladora Homex, S.A.B. de C.V.

Blvd. Alfonso Zaragoza Maytorena 2204 Fracc. Bonanza

80020 Culiacán, Sinaloa, México,

Attention: Vania Fueyo Zarain

Fax No.: +52 (667) 7585811

with a copy to:

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, NY 10019-6092

U.S.A.
Attention: Michael Fitzgerald

Fax No.: +1 (212) 259 6333

if to the Trustee:                           The Bank of New York Mellon
Global Finance Americas
101 Barclay Street, 21 West
New York, NY 10286
Fax No.:  +1 (212) 815-5603/5305

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)                                 In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, direction, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.  Each other party agrees to assume all risks arising out of the use of electronic methods, including any non-secure method, such as, but without limitation, by facsimile or electronic mail, to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(c)                                  From and after the date the Notes are listed on the Euro MTF, the alternative market of the Luxembourg Stock Exchange and so long as it is required by the rules of such exchange, all notices to Holders of Notes shall be published in English:

(1)                                 in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort); or

(2)                                 if such Luxembourg publication is not practicable, in one other leading English language newspaper being published on each day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

(d)                                 Notices shall be deemed to have been given on the date of publication as aforesaid in Section 11.1(c) or, if published on different dates, on the date of the first such publication.  In addition, notices shall be mailed to holders of Notes at their registered addresses.

(e)                                  Any notice or communication given to (i) a registered Holder of a Global Note shall be given to DTC, or other applicable clearing system, in accordance with its applicable procedures or (ii) a registered Holder of a Certificated Note shall be given to the Holder at the Holder’s address as it appears on the Note Register and shall be sufficiently given if so given within the time prescribed.

(f)                                   Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(g)                                  Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Subsidiary Guarantors.

Section 11.2                             Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture (including the Note Guarantees) or the Notes.  The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.3                             Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.4                             Statements Required in Certificate or Opinion.  Each certificate or opinion, including each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                 a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 11.5                             Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.6                             Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City and in Mexico.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.7                             Governing Law, etc.

(a)                                 THIS INDENTURE (INCLUDING EACH NOTE GUARANTEE) AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, EACH NOTE GUARANTEE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

(b)                                 Each of the parties hereto:

(i)                                     agrees that any suit, action or proceeding against it arising out of or relating to this Indenture (including the Note Guarantees) or the Notes, as the case may be, may be instituted in any Federal or state court sitting in the Borough of Manhattan, The City of New York,

(ii)                                  waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile,

(iii)                               irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding,

(iv)                              agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

(v)                                 agrees that service of process by mail to the Authorized Agent specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c)                                  The Company and the Subsidiary Guarantors have appointed CT Corporation System with offices currently at 111 Eighth Avenue, New York, New York 10011 as their authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York.  The Company and the Subsidiary Guarantors hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Subsidiary Guarantors agree to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding.  The Company and the Subsidiary Guarantors agree that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company and the Subsidiary Guarantors of a successor agent in The City of New York, New York as each of their authorized agent for such purpose and the acceptance of such appointment by such successor.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Subsidiary Guarantors.

(d)                                 To the extent that any of the Company and the Subsidiary Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and the Subsidiary Guarantors hereby irrevocably waive and agree not to plead or claim such immunity in respect of their obligations under this Indenture or the Notes.

(e)                                  Nothing in this Section 11.7 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

Section 11.8                             No Recourse Against Others.  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

Section 11.9                             Successors.  All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.10                      Duplicate and Counterpart Originals.  The parties may sign any number of copies of this Indenture.  One signed copy is enough to prove this Indenture.  This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 11.11                      Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12                      Currency Indemnity

(a)                                 U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company or any Subsidiary Guarantor under or in connection with the Notes or this Indenture, including damages.  Any amount received or recovered in currency other than U.S. Legal Tender (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, any Subsidiary or otherwise) by any Holder of the Notes in respect of any sum expressed to be due to it from the Company or any Subsidiary Guarantor shall only constitute a discharge of them under the Notes and this Indenture to the extent of the U.S. Legal Tender amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Legal Tender amount is less than the U.S. Legal Tender amount expressed to be due to the recipient under the Notes or this Indenture, the Company and the Subsidiary Guarantors shall jointly and severally indemnify and hold harmless the recipient against any loss sustained by it in making any such purchase.  In any event, the Company and the Subsidiary Guarantors shall jointly and severally indemnify the Holder against the cost of making any purchase of U.S. Legal Tender.  For the purposes of this Section 11.12, it will be sufficient for the Holder of a Note to certify in a satisfactory manner that it would have suffered a loss had an actual purchase of U.S. Legal Tender been made with the amount received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Legal Tender on such date had not been practicable, on the first date on which it would have been practicable) and that the change of the purchase date was needed.

(b)                                 The indemnities of the Company and the Subsidiary Guarantors contained in this Section 11.12, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company and the Subsidiary Guarantors under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Company and the Subsidiary Guarantors; (iii) shall apply irrespective of any indulgence granted by any Holder of the Notes from time to time; and (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

Section 11.13                      Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Indenture

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

DESARROLLADORA HOMEX,
S.A.B. DE C.V.

By:
Name:
Title:

PROYECTOS INMOBILIARIOS DE CULIACÁN, S.A. DE C.V.
as Subsidiary Guarantor

By:
Name:
Title:

DESARROLLADORA DE CASAS DEL NOROESTE, S.A. DE C.V.
as Subsidiary Guarantor

By:
Name:
Title:

CASAS BETA DEL CENTRO, S. DE R.L. DE C.V.
as Subsidiary Guarantor

By:
Name:
Title:

Indenture

THE BANK OF NEW YORK MELLON as Trustee

By:
Name:
Title:

Solely for the purposes of accepting the appointment of Luxembourg Paying Agent and Luxembourg Transfer Agent, together with the rights, protections and immunities granted to the Trustee under Article VII, which shall apply mutatis mutandis to the Luxembourg Paying Agent and the Luxembourg Transfer Agent,

The Bank of New York Mellon (Luxembourg) S.A.,
as Luxembourg Paying Agent and Luxembourg Transfer Agent

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

“THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Include the following legend on all Notes that are Restricted Notes:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS GLOBAL NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS GLOBAL NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS GLOBAL NOTE IN AN ‘‘OFFSHORE TRANSACTION’’ PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS GLOBAL NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT (A) (I) TO A PERSON WHO THE SELLER

REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS GLOBAL NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,’’ ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Include the following legend on all Regulation S Temporary Global Notes:

“PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), THIS GLOBAL NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S.  PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A (“RULE 144A”) UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE l44A AND THE INDENTURE.

NO BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL HEREOF OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.”

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.”

FORM OF FACE OF NOTE

No. [ ]	Principal Amount US$[ ]

[If the Note is a Global Note include the following two lines:

as revised by the Schedule of Increases and
Decreases in Global Note attached hereto]

CUSIP NO.
[If the Note is a Regulation S Global Note, delete the reference to CUSIP NO. and replace it with:

ISIN NO.                         ]

Desarrolladora Homex, S.A.B. de C.V., a limited liability public company with variable capital (sociedad anónima bursátil de capital variable), promises to pay to [                      ], or registered assigns, the principal sum of [                                    ] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on March 25, 2020.

Interest Payment Dates:	March 25 and September 25, commencing on September 25, 2012

Record Dates:	March 10 and September 10

Additional provisions of this Note are set forth on the other side of this Note.

DESARROLLADORA HOMEX,
S.A.B. DE C.V.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION

The Bank of New York Mellon,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:
	Authorized Signatory	Date:

FORM OF REVERSE SIDE OF NOTE

9.750% Senior Guaranteed Notes due March 25, 2020

1.             Interest

Desarrolladora Homex, S.A.B. de C.V., a limited liability public company with variable capital (sociedad anónima bursátil de capital variable) (and its successors and assigns under the Indenture hereinafter referred to, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing on September 25, 2012.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from February 7, 2012.  The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the rate shown on this Note, as provided in the Indenture.

All payments made by the Company in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes imposed or levied by or on behalf of any Taxing Authority, unless such withholding or deduction is required by law or by the interpretation or administration thereof.  In that event, the Company will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2.             Method of Payment

Prior to 10:30 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest.  The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in U.S. Legal Tender.

Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC.  The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least US$10,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects

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payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.             Paying Agent and Registrar

Initially, The Bank of New York Mellon (the “Trustee”) will act as Trustee, Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder.  The Company or any Subsidiary Guarantor may act as Paying Agent, Registrar or co-Registrar.

4.             Indenture

The Company issued the Notes under an Indenture, dated as of February 7, 2012 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company, the Subsidiary Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the indenture by reference to the TIA.  The Indenture is not, and is not required to be, qualified under the applicable provisions of the TIA and does not incorporate by reference all provisions of the TIA.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

The Notes are general unsecured obligations of the Company.  Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes.  All Notes will be treated as a single class of securities under the Indenture.

The Indenture imposes certain limitations on, among other things, the ability of the Company and its Subsidiaries to:  Incur Additional Indebtedness, make Restricted Payments, incur Liens, make Asset Sales, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company’s and its Subsidiaries’ assets.

To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Proyectos Inmobiliarios de Culiacán, S.A. de C.V., Desarrolladora de Casas del Noroeste, S.A. de C.V. and Casas Beta del Centro, S. de R.L. de C.V. have unconditionally guaranteed (and each future Wholly-Owned Restricted Subsidiary that becomes a Significant Subsidiary will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture.  Each Note Guarantee will be subject to release as provided in the Indenture.  The obligations of each Subsidiary Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or

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pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

5.             Redemption

Optional Redemption.  Prior to March 25, 2016, the Company will have the right, at its option, to redeem any of the Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 101% of the principal amount of such Notes and (2) the present value at such redemption date of (i) the redemption price of such Notes at March 25, 2016 (such redemption price being set forth in the table below) plus (ii) all required interest payments thereon through March 25, 2016 on such Notes (excluding accrued but unpaid interest to the redemption date), in each case, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case any accrued and unpaid interest on the principal amount of such Notes to, but excluding, the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average, as determined by an Independent Investment Banker of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealers” means Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. or their affiliates which are primary United States government securities dealers and not less than two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate, as determined by an Independent Investment Banker per annum equal to the semi-annual equivalent

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yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

At any time, or from time to time, after March 25, 2016, the Company may redeem the Notes, at its option, in whole or in part, at the following redemption prices, expressed as percentages of the principal amount on the redemption date, plus any accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on March 25 of any year set forth below:

Year	Percentage

2016	104.875%
2017	102.438%
2018 and thereafter	100.000%

Optional Redemption upon Equity Offerings.  At any time, or from time to time, on or prior to March 25, 2015 the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 109.75% of the principal amount thereof; provided, that:

(1)                                 after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding; and

(2)                                 the Company shall make such redemption not more than 90 days after the consummation of such Equity Offering.

“Equity Offering” means (i) an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement (other than a registration statement filed on Form S-4 or S-8) filed with the SEC in accordance with the Securities Act or in accordance with applicable Mexican laws, rules and regulations, (ii) a rights offering of Qualified Capital Stock of the Company made generally to the holders of such Qualified Capital Stock or (iii) any private placement of Qualified Capital Stock of the Company to any Person, in each case other than issuances upon exercise of options by employees of the Company or any of its Subsidiaries.

Optional Redemption for Changes in Withholding Taxes.  If, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico or any political subdivision or taxing authority or other instrumentality thereof or therein affecting taxation, or any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after the date on which the Notes we are offering are issued (which, in the case of a merger, consolidation or other transaction permitted and described under Section 4.1 of the Indenture, shall be treated for this purpose as the date of such transaction), we have become obligated, or will become obligated, in each case after taking all reasonable measures to avoid

4

this requirement, to pay additional amounts in excess of those attributable to a Mexican withholding tax rate of 10% with respect to the Notes, then, at our option, all, but not less than all, of the Notes may be redeemed at any time on giving not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest and any additional amounts due thereon up to but not including the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay these additional amounts if a payment on the Notes were then due and (2) at the time such notice of redemption is given such obligation to pay such additional amounts remains in effect.

Prior to the publication of any notice of redemption pursuant to this provision, the Company will deliver to the Trustee:

•                  a certificate signed by one of the Company’s duly authorized representatives stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to redeem have occurred, and

•                  an opinion of Mexican legal counsel (which may be the Company’s counsel) of recognized standing to the effect that the Company has or will become obligated to pay such additional amounts as a result of such change or amendment.

This notice, once delivered by the Company to the Trustee, will be irrevocable.

The Company will give notice to DTC pursuant to Section 5.3 of any redemption the Company proposes to make at least 30 days (but not more than 60 days) before the redemption date.

Optional Redemption Procedures.  In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate (subject to the procedures of DTC).  If a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption will, subject to the preceding sentence, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless the method is otherwise prohibited.  No Notes of a principal amount of US$1,000 or less may be redeemed in part and Notes of a principal amount in excess of US$1,000 may be redeemed in part in multiples of US$1,000 only.

Notice of any redemption will be given at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  If Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed.  For so long as the Notes are listed on Euro MTF, the alternative market of the Luxembourg Stock Exchange, the Company will cause notices of redemption also to be published as provided under

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Section 11.1.  A new Note in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

The Company will pay the redemption price for any Note together with accrued and unpaid interest thereon through the date of redemption.  On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.  Upon redemption of any Notes by the Company, such redeemed Notes will be cancelled.

In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture.  On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.             Mandatory Repurchase Provisions

Change Of Control Offer.  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of US$1,000) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase.  Within 30 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Notice and, so long as the Notes are listed on Euro MTF, the alternative market of the Luxembourg Stock Exchange, publish the Change of Control Offer in a newspaper having general circulation in Luxembourg.  As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by applicable law.

Asset Sale Offer.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales.  In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Company will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder’s Notes together with holders of certain other Indebtedness at 100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.

7.             Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons, and only in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not

6

register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the giving of a notice of Notes to be redeemed and ending on the date such notice is given or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.                                      Persons Deemed Owners

The registered holder of this Note may be treated as the owner of it for all purposes.

9.                                      Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.                               Discharge Prior to Redemption or Maturity

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

11.                               Amendment, Waiver

(a)                                 (1)                                 Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency; or to provide for the assumption by a Surviving Entity of the obligations of the Company or a Subsidiary Guarantor obligation under the Note Guarantee under the Notes in the case of a merger or consolidation or sale of all on substantially all of the Company’s or such subsidiary Guarantor’s assets, as applicable, to the extent permitted under the Indenture; or provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code; or to add guarantees with respect to the Notes or to secure the Notes; or to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release Note Guarantors from the Note Guarantee in accordance with the terms of Article X of the Indenture; or to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon

7

the Company; or to comply with applicable requirements of the SEC; or to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the section “Description of Notes” in the Offering Circular to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes or Note Guarantees; or to comply with the requirements of any applicable securities depositary; or to make any change that provides any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder and to provide for a successor Trustee in accordance with the terms of the Indenture, to otherwise comply with any requirement of the Indenture; or to provide for the issuance of Additional Notes as permitted by Section 2.2(c) and Section 2.13 of the Indenture, which will have terms substantially identical to the other Outstanding Notes except as specified in Section 2.13 of the Indenture, and which will be treated, together with any other Outstanding Notes, as a single issue of securities; or to provide for a successor Trustee in accordance with the terms of the Indenture; or to otherwise comply with any requirement of this Indenture; or to make any other changes which do not adversely affect the rights of any of the Holders in any material respect.

12.                               Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives satisfactory indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.                               Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.                               No Recourse Against Others

An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a

8

Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

15.                               Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.                               CUSIP or ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.                               Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

19.                               Currency of Account; Conversion of Currency.

U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company and the Subsidiary Guarantors under or in connection with the Notes or the Indenture, including damages.  The Company and the Subsidiary Guarantors will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

20.                               Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

The Company and the Subsidiary Guarantors have agreed that any suit, action or proceeding against the Company or any Subsidiary Guarantor brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes or any Note Guarantee may be instituted in any state or federal court in The City of New York, New York.  The Company and the Subsidiary Guarantors have irrevocably submitted to the jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum

9

and any right to which any of them may be entitled, on account of place of residence or domicile.  The Company and the Subsidiary Guarantors have appointed CT Corporation System with offices currently at 111 Eighth Avenue, New York, New York 10011, as each of their authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York.  To the extent that any of the Company and the Subsidiary Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to themselves or any of their property, the Company and the Subsidiary Guarantors have irrevocably waived and agreed not to plead or claim such immunity in respect of their obligations under the Indenture, or the Notes, or any Note Guarantee.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

Desarrolladora Homex, S.A.B. de C.V.
Gutemberg #219
Colonia Nueva Anzures
Miguel Hidalgo, 11590
Mexico City, Mexico

10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

11

[To be attached to Global Notes only:]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.12 or Section 3.8 of the Indenture, check either box:

☐	☐
Section 3.12	Section 3.8

If you want to elect to have only part of this Note purchased by the Company pursuant to Section Section 3.12 or Section 3.8  of the Indenture, state the principal amount (which must be an integral multiple of US$1,000) that you want to have purchased by the Company:  US$

Date:	Your Signature
(Sign exactly as your name appears on the
other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

13

EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER TO QIB

[Date]

The Bank of New York Mellon

[Address of Trustee]

Re:                             9.750% Senior Guaranteed Notes due March 25, 2020 (the “Notes”)

of Desarrolladora Homex, S.A.B. de C.V. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of February 7, 2012 (as amended and supplemented from time to time, the “Indenture”), between the Company, the Subsidiary Guarantors party thereto and The Bank of New York Mellon, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to US$                       aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note:  which represents an interest in a Regulation S Global Note] beneficially owned by the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

B-1

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

B-2

EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO REGULATION S

[Date]

The Bank of New York Mellon

[Address of Trustee]

Re:                             9.750% Senior Guaranteed Notes due March 25, 2020 (the “Notes”)

of Desarrolladora Homex, S.A.B. de C.V. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of February 7, 2012 (as amended and supplemented from time to time, the “Indenture”), between the Company, the Subsidiary Guarantors party thereto and The Bank of New York Mellon, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of US$                 aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note:  which represent an interest in a 144A Global Note] beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)                                 the offer of the Notes was not made to a person in the United States;

(b)                                 either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e)                                  we are the beneficial owner of the principal amount of Notes being transferred.

In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we

C-1

confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

C-2

EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER

PURSUANT TO RULE 144

[Date]

The Bank of New York Mellon

[Address of Trustee]

Re:                               9.750% Senior Guaranteed Notes due March 25, 2020 (the “Notes”)

of Desarrolladora Homex, S.A.B. de C.V. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of February 7, 2012 (as amended and supplemented from time to time, the “Indenture”), between the Company, the Subsidiary Guarantors party thereto and The Bank of New York Mellon, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of US$                 aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note:  which represent an interest in a 144A Global Note] beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

D-1

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

FOR ADDITIONAL NOTE GUARANTEE

This Supplemental Indenture, dated as of [                    ] (this “Supplemental Indenture”), between [name of Additional Subsidiary Guarantor], a [                ] [corporation][limited liability company] (the “New Subsidiary Guarantor”), Desarrolladora Homex, S.A.B. de C.V., a limited liability public company with variable capital (sociedad anónima bursátil de capital variable) organized and existing under the laws of the United Mexican States (together with its successors and assigns, the “Company”), each other Subsidiary Guarantor under the Indenture referred to below, and The Bank of New York Mellon, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors party thereto, and the Trustee have heretofore executed and delivered an Indenture, dated as of February 7, 2012 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 9.750% Senior Guaranteed Notes due March 25, 2020 of the Company (the “Notes”);

WHEREAS, pursuant to Section 10.5 of the Indenture, the Company is required to cause each Wholly-Owned Restricted and Significant Subsidiary created or acquired by the Company to execute and deliver to the Trustee this Supplemental Indenture, providing for a Note Guarantee pursuant to which such Wholly-Owned Restricted and Significant Subsidiary will unconditionally guarantee, jointly and severally with the other Subsidiary Guarantors, the Company’s full and prompt payment of the Obligations (as defined in the Indenture) in respect of the Indenture and the Notes; and

WHEREAS, pursuant to Section 10.1 of the Indenture, the New Subsidiary Guarantor, the Trustee, the Company and the existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, each other Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Defined Terms.  Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1.  Agreement to be Bound.  The New Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.  The New Subsidiary Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

Section 2.2.  Guarantee.  The New Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations, all as more fully set forth in Article X of the Indenture.

Section 2.3.  Waivers.  (a)  The New Subsidiary Guarantor hereby waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  The New Subsidiary Guarantor waives notice of any default under the Notes or the Obligations.  The obligations of the New Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (vi) any change in the ownership of the Company.

(b)                                 The New Subsidiary Guarantor further expressly waives irrevocably and unconditionally:

(i)                                     Any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) before claiming from it under this Supplemental Indenture;

(ii)                                  Any right to which it may be entitled to have the assets of the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) first be used, applied or depleted as payment of the Company’s or the Subsidiary Guarantors’ obligations under the Indenture, prior to any amount being claimed from or paid by any of the Subsidiary Guarantors thereunder;

(iii)                               Any right to which it may be entitled to have claims hereunder divided between the Subsidiary Guarantors;

(iv)                              To the extent applicable, the benefits of orden, excusión, división, quita and espera and any right specified in articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2837, 2838, 2839, 2840, 2845, 2846, 2847 and any other related or applicable articles that are not explicitly set forth herein because of Subsidiary Guarantor’s knowledge thereof of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and the Federal District of Mexico.

The obligations assumed by each Subsidiary Guarantor hereunder and under the Indenture shall not be affected by the absence of judicial request of payment by a Holder to the Company or by whether any such person takes timely action pursuant to articles 2848 and 2849 of the Código Civil Federal of Mexico and its correlative articles in the Código Civil of each State of Mexico and the Federal District of Mexico and each Subsidiary Guarantor hereby expressly waives the provisions of such articles.

ARTICLE III

MISCELLANEOUS

Section 3.1.  Notices.  Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the New Subsidiary Guarantor.

Section 3.2.  Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.3.  Governing Law, etc.  This Supplemental Indenture shall be governed by the provisions set forth in Section 11.7 of the Indenture.

Section 3.4.  Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5.  Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.6.  Duplicate and Counterpart Originals.  The parties may sign any number of copies of this Supplemental Indenture.  One signed copy is enough to prove this Supplemental Indenture.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.7.  Headings.  The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DESARROLLADORA HOMEX,
S.A.B. DE C.V.

By:
Name:
Title:

[NAME OF NEW SUBSIDIARY GUARANTOR],
as a Subsidiary Guarantor

By:
Name:
Title:

[Complete the following signature block for each existing Subsidiary Guarantor:]

[NAME OF NEW SUBSIDIARY GUARANTOR],
as a Subsidiary Guarantor

By:
Name:
Title:

PROYECTOS INMOBILIARIOS DE CULIACÁN, S.A. DE S.V.,
as Subsidiary Guarantor

By:
Name:
Title:

DESARROLLADORA DE CASAS DEL NOROESTE, S.A. DE C.V.,
as Subsidiary Guarantor

By:
Name:
Title:

CASAS BETA DEL CENTRO, S. DE R.L. DE C.V.,
as Subsidiary Guarantor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title: